Exhibit 10.1
EXECUTION VERSION

MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT
between
PHH MORTGAGE CORPORATION,
Seller
and
BANK OF AMERICA, N.A.,
Purchaser
Dated July 23, 2010

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Page
Section 24. Securities Contract; Netting Agreement	51
Section 25. Construction	52
Section 26. Confidentiality	52
EXHIBITS

Exhibit A	[Reserved]
Exhibit B	Trade Assignment
Exhibit C	Form of Seller’s Officer’s Compliance Certificate
Exhibit D	Form of PHH Parent’s Officer’s Compliance Certificate
Exhibit E	Assignment
Exhibit F	Form of Confirmation
Exhibit G	Seller’s Secretary’s Certificate
Exhibit H	Seller’s Board Resolutions
Exhibit I	Seller’s Monthly Report
Exhibit J	Permitted Affiliate Agreements
Exhibit K	Form of Power of Attorney
Exhibit L	Existing Indebtedness
Annex A	Seller’s Delivery Instructions
Annex B	Purchaser Notices

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MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT
          This is a MORTGAGE LOAN PARTICIPATION PURCHASE AND SALE AGREEMENT (“Agreement”), dated as of July 23, 2010, between Bank of America, N.A. (“Purchaser”) and PHH Mortgage Corporation (“Seller”).
PRELIMINARY STATEMENT
          Seller desires to sell to Purchaser from time to time all of Seller’s beneficial right, title and interest in and to designated pools of fully amortizing first lien residential Mortgage Loans eligible in the aggregate to back Securities, with the terms described in related Takeout Commitments, each in the form of a 100% undivided beneficial ownership interest evidenced by a Participation Certificate.
          Purchaser desires to purchase and will purchase such Participation Certificates from Seller in accordance with the terms and conditions set forth in this Agreement. Seller, subject to the terms hereof, will cause (a) the Related Mortgage Loans to back a GNMA Security issued by Seller and guaranteed by GNMA, a Fannie Mae Security issued and guaranteed by Fannie Mae, or a FHLMC Security issued and guaranteed by FHLMC and (b) Delivery of such GNMA Security, Fannie Mae Security, or FHLMC Security by GNMA, Fannie Mae, or FHLMC, respectively, to Purchaser or its designee in exchange for the Related Participation Certificate, which GNMA Security, Fannie Mae Security or FHLMC Security, as applicable, will be purchased by the Takeout Investor.
          Purchaser’s purchase of any Participation Certificate evidencing a beneficial interest in the Related Mortgage Loans is based on Purchaser’s expectation, in reliance upon Seller’s representations and warranties herein, that (a) such Mortgage Loans in the aggregate, constitute a pool or pools of mortgage loans that are eligible to back a Security, (b) such Mortgage Loans are sufficient for Seller to issue and GNMA to guarantee the GNMA Security, Fannie Mae to issue and guarantee a Fannie Mae Security, or FHLMC to issue and guarantee a FHLMC Security, as applicable, (c) such Security will be issued in the amount and with the terms described in the related Takeout Commitment, and (d) Purchaser will receive Delivery of such Security on the specified Anticipated Delivery Date.
          The amount of the Purchase Price to be paid by Purchaser to Seller with respect to each Participation Certificate will be calculated on the expectation of Purchaser, based upon the representations and warranties of Seller herein, that Purchaser will receive Delivery of the Security to be backed by the Related Mortgage Loans on the specified Anticipated Delivery Date, and that failure to receive such Delivery will result in a material decrease in the market value of the Participation Certificate and the Related Mortgage Loans considered as a whole. During the period from the purchase of a Participation Certificate to Delivery of the related Security, Purchaser expects to rely entirely upon Seller to service the Related Mortgage Loans for the benefit of Purchaser, it being acknowledged that the continued effectiveness of Seller’s Approvals during such period constitutes an essential factor in the calculation by Purchaser of the Purchase Price paid to Seller for the Related Participation Certificate and that loss of such

Approvals by Seller would result in a material decrease in the market value of the Participation Certificate and the Related Mortgage Loans considered as a whole.
          In consideration of the mutual promises and agreements herein contained the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          Section 1. Definitions. Capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement. As used in this Agreement, the following terms shall have the following meanings:
          “Accepted Servicing Practices”: With respect to any Related Mortgage Loan, those accepted and prudent mortgage servicing practices and procedures (including collection procedures) of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with the requirements of each Agency Program, applicable law, FHA regulations and VA regulations and the requirements of any private mortgage insurer so that the FHA insurance, VA guarantee or any other applicable insurance or guarantee in respect of any Mortgage Loan is not voided or reduced, as applicable.
          “Accrued Interest”: With respect to each Security related to a Participation Certificate, an amount equal to the product obtained by multiplying (a) the number of days in the period beginning on the related Issuance Date to but not including the Anticipated Delivery Date for the related Security, (b) the rate of interest to be borne by the related Security, and (c) the aggregate principal amount of the Related Mortgage Loans, and dividing such number by three hundred and sixty (360).
          “Act of Insolvency”: With respect to any Person: (i) becoming insolvent or admitting in writing its inability to pay its debts as they come due, or the commencement of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official or of any substantial part of its property or the making of an assignment for the benefit of creditors or the failure generally to pay debts as such debts become due or the taking of action in furtherance of any of the foregoing; (ii) a petition or a proceeding shall have been filed or commenced against such Person seeking (a) a decree or order for relief in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy laws or similar law, as now or hereafter in effect, (b) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of such Person or of any substantial part of its property, or (c) the winding up or liquidation of the affairs of such Person and such petition or proceeding shall not have been dismissed for a period of thirty (30) consecutive days, or an order or decree for relief against such Person shall be entered in any such proceeding; (iii) the making or offering by such Person of a concession with its creditors or a general assignment for the benefit of creditors; or (iv) such Person shall (a) either fail or admit in writing its inability to pay or discharge its debts or obligations generally as they become due or mature, (b) admit in writing its inability to, or intention not to, perform any of its material obligations, or (c) voluntarily suspend payment of any of its debts or obligations as they become due or mature.

          “Additional Collateral”: As defined in Section 8(c).
          “Affiliate”: With respect to any specified entity, any other entity controlling or controlled by or under common control with such specified entity. For the purposes of this definition, “control” when used with respect to a specified entity means the power to direct the management and policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” having meanings correlative to the foregoing.
          “Agency Audit”: Any Applicable Agency, HUD, FHA or VA audits, examinations, evaluations, monitoring reviews and reports of Seller’s origination and servicing operations (including those prepared on a contract basis for any such entity).
          “Agency Eligible Mortgage Loan”: A Mortgage Loan that is originated in Strict Compliance with the Agency Guides and the eligibility requirements specified for the applicable Agency Program, and is eligible for sale to or securitization by Fannie Mae, FHLMC or GNMA.
          “Agency Guide”: The FHLMC Guide, the Fannie Mae Guide, or the GNMA Guide, as applicable.
          “Agency Program”: The FHLMC Program, the Fannie Mae Program, or the GNMA Program, as applicable.
          “Anticipated Delivery Date”: With respect to a Security, the date specified in the related Form HUD 11705 (Schedule of Subscribers), Fannie Mae Form 2014 (Delivery Schedule) or FHLMC Form 939 (Settlement and Information Multiple Registration Form), as applicable, on which it is anticipated that Delivery of the Security by the Applicable Agency will be made.
          “Applicable Agency”: GNMA, Fannie Mae, or FHLMC, as applicable.
          “Applicable Agency TBA Trade Price”: The price on the original Takeout Commitment assigned by Seller to Purchaser pursuant to a Trade Assignment into which the Related Mortgage Loans will be delivered.
          “Applicable Law”: All provisions of statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to a Person, and all orders and decrees of all courts and arbitrators in proceedings or actions in which the Person in question is a party.
          “Applicable Percentage”: Shall have the meaning assigned thereto in the Pricing Side Letter.
          “Approvals”: With respect to Seller, the approvals obtained from the Applicable Agency, or HUD designation of Seller as a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee, a VA-approved lender, a Fannie Mae-approved lender or a FHLMC-approved Seller/Servicer, as applicable, in good standing; provided that in the event Seller shall not have the approvals from the Applicable Agency to be both a Fannie Mae-approved lender and a FHLMC-approved Seller/Servicer, Seller shall be deemed to have all

Approvals for the purposes of this Agreement so long as (a) Seller maintains the approvals from the Applicable Agency or HUD designation to be (i) either a Fannie Mae-approved lender or a FHLMC-approved Seller/Servicer and (ii) a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee and a VA-approved lender and (b) Seller shall not have had its approval withdrawn from Fannie Mae or FHLMC, as applicable.
          “Approved Agency Guidelines”: The underwriting guidelines required by the Applicable Agency as modified for the Seller and approved by the Purchaser, if required by, and in accordance with, Section 12(n).
          “Asset Securitization Subsidiary”: (i) Any Subsidiary engaged solely in the business of effecting asset securitization transactions permitted by this Agreement and activities incidental thereto or (ii) any Subsidiary whose primary purpose is to hold title or ownership interests in vehicles, equipment, leases, mortgages, relocation assets, financial assets and related assets under management.
          “Assignee”: As defined in Section 7.
          “Assignment of Mortgage”: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the beneficial interest in the Mortgage to the Purchaser.
          “Available Borrowing Capacity”: Committed borrowing capacity which may be drawn (taking into account required reserves and discounts) upon or has been drawn upon by PHH Parent or any of its Subsidiaries under committed Mortgage Warehouse Facilities.
          “Bankruptcy Code”: Title 11 United States Code, Section 101 et seq., as amended from time to time.
          “Basic Collateral”: As defined in Section 8(c).
          “Business Day”: Any day other than a Saturday, Sunday and any day on which banks located in the State of New York are authorized or required to close for business.
          “Capital Lease”: As applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.
          “Change of Control”: Any of the following (i) the acquisition by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), directly or indirectly, beneficially or of record, of ownership or control of in excess of 50% of the voting common stock of PHH Parent on a fully diluted basis at any time, (ii) if at any time, PHH Parent shall cease to own, directly or indirectly, 100% of the shares of Seller or (iii) if at any time, individuals who on the date hereof constituted the Board of Directors of PHH Parent (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of PHH Parent, as the case may be, was approved by a vote of the majority of the directors then still in office who were either directors on the date hereof or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of PHH Parent then in office.
          “Code”: The Internal Revenue Code of 1986, as amended from time to time, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury promulgated pursuant thereto.
          “Collateral”: As defined in Section 8(c).
          “Commitment Fee”: Shall have the meaning assigned thereto in the Pricing Side Letter.
          “Collections”: With respect to any Related Mortgage Loan at any time, any principal and/or interest thereon and all dividends, sale proceeds and other collections and distributions thereon, but not including any Escrow Payments, commitment fees and/or origination fees accrued in respect of periods on or after the Purchase Date with respect to the related Participation Certificate.
          “Confirmation”: A written confirmation, which may be delivered by electronic means, confirming Purchaser’s purchase of a Participation Certificate, which written confirmation shall be substantially in the form attached hereto as Exhibit F.
          “Consolidated Assets”: For any Person, as of any date of determination, the total assets of such Person and its Consolidated Subsidiaries as of such date, determined in accordance with GAAP.
          “Consolidated Net Worth”: For any Person, as of any date of determination, all amounts which would be included on a balance sheet of such Person and its Consolidated Subsidiaries under stockholders’ equity as of such date, determined in accordance with GAAP.
          “Consolidated Subsidiaries”: For any Person, all Subsidiaries of such Person that are required to be consolidated with such Person for financial reporting purposes in accordance with GAAP.
          “Custodial Account”: As defined in Section 6(c).
          “Custodial Agreement”: The Custodial Agreement, dated of even date herewith, among Seller, Purchaser, Custodian and, solely for the purposes of its obligations under Section 3(a) to the Custodial Agreement, The Bank of New York Mellon, as amended, supplemented or otherwise modified from time to time.
          “Custodian”: The Bank of New York Mellon Trust Company, N.A., and its permitted successors under the Custodial Agreement.
          “Daily Holdback Reduction Amount”: Shall have the meaning assigned thereto in the Pricing Side Letter.

          “Defective Mortgage Loan”: With respect to a Participation Certificate, a Related Mortgage Loan that is not in Strict Compliance with the GNMA Program, Fannie Mae Program, or FHLMC Program, as applicable.
          “Delivery”: (i) With respect to any Security issued by GNMA, when Purchaser is registered as the registered owner of such Security on GNMA’s central registry and (ii) with respect to any Security issued by Fannie Mae or FHLMC, the later to occur of (a) the issuance of the related Security and (b) the transfer of all of the right, title and ownership interest in that Security to Purchaser or its designee.
          “Discount Rate”: As of any date of determination, a rate equal to (i) LIBOR on such date plus (ii) the Applicable Percentage.
          “Electronic Agent”: Shall have the meaning assigned to such term in Section 2 of the Electronic Tracking Agreement.
          “Electronic Tracking Agreement”: The Electronic Tracking Agreement, dated as of the date hereof, among the Purchaser, the Seller, the Electronic Agent and MERS, as the same shall be amended, supplemented or otherwise modified from time to time.
          “ERISA Affiliate”: Any person (as defined in Section 3(9) of ERISA) that together with Seller or any of its subsidiaries would be a member of the same “controlled group” within the meaning of Section 414(b), (m), (c) and (o) of the Internal Review Code of 1986, as amended.
          “Escrow Payments”: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water charges, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage or any other document.
          “Existing Mortgage Warehouse Facilities”: The mortgage warehouse facilities listed on Schedule 5.1(c) to the Revolving Credit Facility as of the Revolver Fourth Amendment Effective Date.
          “Fannie Mae”: Fannie Mae or any successor thereto.
          “Fannie Mae Guide”: The Fannie Mae MBS Selling and Servicing Guide, as such Guide may hereafter from time to time be amended.
          “Fannie Mae Mortgage Loan”: With respect to any Fannie Mae Participation Certificate or any Fannie Mae Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable Fannie Mae Program described in the Fannie Mae Guide.
          “Fannie Mae Participation Certificate”: With respect to the Fannie Mae Program, a certificate, in the form of an exhibit to the Custodial Agreement, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the

Mortgage Loans set forth on a copy of Fannie Mae Form 2005 (Schedule of Mortgages) attached to such Participation Certificate.
          “Fannie Mae Program”: Any of the Fannie Mae Guaranteed Mortgage-Backed Securities Programs, as described in the Fannie Mae Guide.
          “Fannie Mae Security”: An ownership interest in a pool of Fannie Mae Mortgage Loans, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, in substantially the principal amount and with substantially the other terms as specified with respect to such Fannie Mae Security in the related Takeout Commitment, if any.
          “FDIA”: Title 12 United States Code, Section 1811 et seq., as amended from time to time.
          “FDIC”: The Federal Deposit Insurance Corporation or any successor thereto.
          “FHA”: The Federal Housing Administration or any successor thereto.
          “FHA Mortgage Insurance”: Mortgage insurance authorized under Sections 203(b), 213, 221(d)(2), 222, and 235 of the Federal Housing Administration Act and provided by the FHA.
          “FHLMC”: Freddie Mac or any successor thereto.
          “FHLMC Guide”: The Freddie Mac Sellers’ and Servicers’ Guide, as such Guide may hereafter from time to time be amended.
          “FHLMC Mortgage Loan”: With respect to any FHLMC Participation Certificate or any FHLMC Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable FHLMC Program described in the FHLMC Guide.
          “FHLMC Participation Certificate”: With respect to the FHLMC Program, a certificate, in the form of an exhibit to the Custodial Agreement, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the Mortgage Loans that are either (a) set forth on a copy of the FHLMC Form 1034 (Fixed-Rate Custodial Certification Schedule) attached to such Participation Certificate or (b) identified on a computer tape compatible with Selling System as belonging to the mortgage loan pool described in such Participation Certificate.
          “FHLMC Program”: The FHLMC Home Mortgage Guarantor Program or the FHLMC FHA/VA Home Mortgage Guarantor Program, as described in the FHLMC Guide.
          “FHLMC Security”: A modified pass-through mortgage-backed participation certificate, evidenced by a book-entry account in a depository institution having book-entry accounts at the Federal Reserve Bank of New York, issued and guaranteed, with respect to timely payment of interest and ultimate payment of principal, by FHLMC and backed by a pool of FHLMC Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such FHLMC Security in the related Takeout Commitment, if any.
          “Fleet Asset Securitization Facilities”: The asset-backed financing arrangements relating to the securitization of vehicle fleet leases originated and serviced by an Affiliate of the Seller as more fully described in (i) that certain Amended and Restated Base Indenture, dated as of December 17, 2008, between Chesapeake Funding LLC, as Issuer, and JPMorgan Chase Bank, N.A., as Indenture Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, and such other program documents relating thereto, and (ii) that certain Trust Indenture dated as of November 16, 2009, between BNY Trust Company of Canada as issuer trustee of Fleet Leasing Receivables Trust and ComputerShare Trust Company Of Canada, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and such other program documents relating thereto.
          “GAAP”: Generally accepted accounting principles as in effect from time to time in the United States of America.
          “GNMA”: Government National Mortgage Association or any successor thereto.
          “GNMA Guide”: Any of the GNMA Mortgage-Backed Securities Guide I or II, as such Guide may hereafter from time to time be amended.
          “GNMA Mortgage Loan”: With respect to any GNMA Participation Certificate or any GNMA Security, a mortgage loan that is in Strict Compliance with the eligibility requirements specified for the applicable GNMA Program in the applicable GNMA Guide.
          “GNMA Participation Certificate”: With respect to the GNMA Program, a certificate, in the form of an exhibit to the Custodial Agreement, issued by Seller and authenticated by Custodian, evidencing the 100% undivided beneficial ownership interest in the Mortgage Loans set forth on a copy of Form HUD 11706 (Schedule of Pooled Mortgages) attached to such Participation Certificate.
          “GNMA Program”: Any of the GNMA Mortgage-Backed Securities Programs, as described in a GNMA Guide.
          “GNMA Security”: A fully-modified pass-through mortgage-backed certificate guaranteed by GNMA, credited by book-entry to a securities account maintained by a bank or broker at the Federal Reserve Bank of New York and backed by a pool of Mortgage Loans, in substantially the principal amount and with substantially the other terms as specified with respect to such Security in the related Takeout Commitment.
          “Government-Sponsored Enterprise”: (i) Fannie Mae, (ii) FHLMC, (iii) GNMA or (iv) any other HUD entity.
          “Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision, agency or instrumentality thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over such Person, any of its subsidiaries or any of its properties.
          “Guaranty”: With respect to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any Indebtedness, Capital Lease, dividend or other monetary obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the owner of any such primary obligation of the repayment of such primary obligation or (d) as a general partner of a partnership or a joint venturer of a joint venture in respect of indebtedness of such partnership or such joint venture which is treated as a general partnership for purposes of Applicable Law. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount (or portion thereof) of the primary obligation in respect of which such Guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder); provided that the amount of any Guaranty shall be limited to the extent necessary so that such amount does not exceed the value of the assets of such Person (as reflected on a consolidated balance sheet of such Person prepared in accordance with GAAP) to which any creditor or beneficiary of such Guaranty would have recourse. Notwithstanding the foregoing definition, the term “Guaranty” shall not include any direct or indirect obligation of a Person as a general partner of a general partnership or a joint venturer of a joint venture in respect of Indebtedness of such general partnership or joint venture, to the extent such Indebtedness is contractually non recourse to the assets of such Person as a general partner or joint venturer (other than assets comprising the capital of such general partnership or joint venture).
          “Holdback Amount”: Shall have the meaning assigned thereto in the Pricing Side Letter.
          “HUD”: United States Department of Housing and Urban Development or any successor thereto.
          “Indebtedness”: With respect to any Person, (i) all indebtedness, obligations and other liabilities of such Person and its Subsidiaries which are, at the date as of which Indebtedness is to be determined, includable as liabilities in a consolidated balance sheet of such Person and its Subsidiaries, other than (w) accounts payable, accrued expenses and derivatives transactions entered into in the ordinary course of business pursuant to hedging programs, (x) advances from clients obtained in the ordinary course of the relocation management services business of such Person and its Subsidiaries, (y) current and deferred income taxes and other similar liabilities and (z) minority interest, plus (ii) without duplicating any items included in Indebtedness pursuant to the foregoing clause (i) (but excluding reinsurance obligations of Atrium Insurance Corporation and its successors and assigns), the maximum aggregate amount of all liabilities of such Person or any of its Subsidiaries under any Guaranty, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than such Person whose Indebtedness is being determined or one of its Subsidiaries and (iii) all other obligations or liabilities of such Person or any of its Subsidiaries in relation to the discharge of the obligations of any Person other than such Person whose Indebtedness is being determined or one of its Subsidiaries.
          “Insurer”: A private mortgage insurer, which is acceptable to Purchaser.
          “Interest Rate Protection Agreement”: Any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.
          “Issuance Date”: With respect to a Security, the first day of the month in which the Security is issued.
          “Key Personnel”: Any employee, officer, director, agent or representative of Seller identified in the Pricing Side Letter as a Key Person.
          “LIBOR”: The rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a period equal to one month appearing on Reuters Screen LIBOR01 Page or if such rate ceases to appear on Reuters Screen LIBOR01 Page, or any other service providing comparable rate quotations at approximately 11:00 a.m., London time, on the applicable date of determination, or such interpolated rate as determined by the Purchaser.
          “Losses”: Any and all losses, claims, judgments, damages, liabilities, costs or expenses (including reasonable attorney’s fees) imposed on, incurred by or asserted against any Person specified.
          “Material Adverse Effect”: The occurrence of (i) a material and adverse change with respect to the business, operations, properties or financial condition of Seller or PHH Parent or a material and adverse change with respect to the prospects of Seller and PHH Parent taken as a whole, (ii) a material adverse effect on the ability of Seller or PHH Parent to perform its obligations under any of the Program Documents to which it is a party, (iii) a material adverse effect on the validity or enforceability against Seller or PHH Parent of any of the Program Documents to which it is a party, (iv) a material adverse effect on the rights and remedies of Purchaser under any of the Program Documents, or (v) a material adverse effect, other than due to market conditions, on the marketability, collectability, value or enforceability of a material portion of the Related Mortgage Loans, in case of any of (i), (ii), (iii), (iv) or (v), as such material adverse effect is determined by Purchaser.
          “Material Subsidiary”: For any Person, any Subsidiary of such Person, which together with its own Subsidiaries at the time of determination had assets constituting 10% or more of such Person’s Consolidated Assets, accounts for 10% or more of such Person’s Consolidated Net Worth, or accounts for 10% or more of the revenue of such Person and its Consolidated Subsidiaries for the Rolling Period immediately preceding the date of determination.
          “Maximum Aggregate Purchase Price”: $500,000,000.

          “MERS”: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.
          “MERS Mortgage Loan”: Any Mortgage Loan as to which the related Mortgage or Assignment of Mortgage, has been recorded in the name of MERS, as agent for the holder from time to time of the Mortgage Note and which is identified as a MERS Mortgage Loan on the related schedule attached to the Related Participation Certificate.
          “MIN”: The mortgage identification number of Mortgage Loans registered with MERS on the MERS System.
          “Mortgage”: A mortgage, deed of trust or other security instrument, securing a Mortgage Note.
          “Mortgage File”: As defined in the Custodial Agreement.
          “Mortgage Loan”: A GNMA Mortgage Loan, Fannie Mae Mortgage Loan or FHLMC Mortgage Loan.
          “Mortgage Note”: A promissory note or other evidence of indebtedness of the obligor thereunder, evidencing a Mortgage Loan, and secured by the related Mortgage.
          “Mortgage Warehouse Facilities”: (i) The Existing Mortgage Warehouse Facilities and (ii) each other credit facility for the warehousing or gestation of mortgages that provides financing to PHH Parent or any of its Subsidiaries.
          “Mortgaged Property”: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.
          “Mortgagee”: The record holder of a Mortgage Note secured by a Mortgage.
          “Mortgagor”: The obligor of a Mortgage Loan.
          “Multiemployer Plan”: A multiemployer plan within the meaning of Section 4001(a)(3) of ERISA.
          “OTS”: Office of Thrift Supervision or any successor thereto.
          “Participation Certificate”: A GNMA Participation Certificate, Fannie Mae Participation Certificate or FHLMC Participation Certificate.
          “PBGC”: The Pension Benefit Guaranty Corporation and any successor thereto.
          “Permitted Affiliate Agreement”: An agreement listed on Exhibit J hereto, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
          “Permitted Affiliate Transactions”: (a) Purchases and sales by Seller of Mortgage Loans to or from any of its Subsidiaries or Affiliates or the brokering of Mortgage Loans between Seller and any Subsidiary or Affiliate thereof, (b) proceeds received by Seller in connection with fees required to be paid under the PHH Management Services Agreement as existing on the date hereof, together with any increase in such existing fees but excluding any separate or additional fees not required under the PHH Management Services Agreement, (c) proceeds received by Seller in connection with servicing fees required to be paid by its Subsidiaries, (d) loans or advances by Seller to or from PHH Parent or any Subsidiary thereof (and the repayment thereof), (e) distributions and other transfers by Seller of its properties or assets to PHH Parent or any Subsidiary thereof and (g) any transaction contemplated by, and fees payable pursuant to, the Permitted Affiliate Agreements not otherwise referenced in this definition.
          “Person”: Any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).
          “PHH Home Loans Entities”: PHH Home Loans, LLC, a Delaware limited liability company, and its Subsidiaries.
          “PHH Home Loans Intercompany Credit Agreement”: The intercompany loan agreement between PHH Parent and PHH Home Loans, LLC, as borrower, providing for working capital to PHH Home Loans, LLC, dated as of December 11, 2009, as modified, supplemented, amended or restated from time to time.
          “PHH Management Services Agreement”: That certain Management Services Agreement, dated as of March 31, 2006, by and among PHH Home Loans, LLC, Seller and the other parties listed therein, as amended, restated, supplemented or otherwise modified from time to time.
          “PHH Parent”: PHH Corporation, a Maryland corporation.
          “Plan”: Any Multiemployer Plan or single-employer plan as defined in Section 4001 of ERISA, that is maintained and contributed to by (or to which there is an obligation to contribute of), or at any time during the five (5) calendar years preceding the date of this Agreement was maintained or contributed to by (or to which there is an obligation to contribute of), Seller or by a Subsidiary of Seller or an ERISA Affiliate.
          “Potential Servicing Termination Event”: A Servicing Termination Event or an event that with notice or lapse of time or both would become a Servicing Termination Event.
          “Power of Attorney”: That certain power of attorney attached hereto as Exhibit K.
          “Present Value Adjustment Amount”: With respect to each Participation Certificate, an amount equal to the product of (a) the number of days in the period beginning on the related Purchase Date to but not including the Anticipated Delivery Date for the related Security, and (b) the Discount Rate determined as of the related Purchase Date, multiplied by the difference between (i) the related Trade Principal, minus (ii) the Holdback Amount, and dividing such number by 360.

          “Pricing Side Letter”: The Pricing Side Letter, dated of even date herewith, among Seller and Purchaser.
          “Pro Forma Basis”: In connection with any transaction for which a determination on a Pro Forma Basis is required to be made hereunder, that such determination shall be made (i) after giving effect to any issuance of Indebtedness, any acquisition, any disposition or any other transaction (as applicable) and (ii) assuming that the issuance of Indebtedness, acquisition, disposition or other transaction and, if applicable, the application of any proceeds therefrom, occurred at the beginning of the most recent Rolling Period ending at least thirty (30) days prior to the date on which such issuance of Indebtedness, acquisition, disposition or other transaction occurred.
          “Program Documents”: This Agreement, the Pricing Side Letter, the Custodial Agreement, the Electronic Tracking Agreement, the Participation Certificates and all other agreements, documents and instruments entered into by Seller and Purchaser, in connection herewith or therewith with respect to the transactions contemplated hereunder.
          “Purchase Date”: With respect to a Participation Certificate, the date on which Purchaser purchases such Participation Certificate.
          “Purchase Price”: With respect to each Participation Certificate, a price determined as of the related Purchase Date equal to the sum of (i) the related Trade Principal, plus (ii) the related Accrued Interest, minus (iii) the related Present Value Adjustment Amount, minus (iv) related hedging costs, if any, which are mutually agreed-upon by the Purchaser and Seller.
          “Purchase Price Adjustment Amount”: With respect to each Participation Certificate, an amount equal to the product of (a) the number of days in the period beginning on the related Purchase Date to but not including the Settlement Date for the related Security, and (b) the average daily Discount Rate for such period, multiplied by the difference between (i) the related Trade Principal, minus (ii) the Holdback Amount, and dividing such number by 360.
          “Purchaser”: Bank of America, N.A. and its successors in interest, including, but not limited to, any lender, designee or assignee to whom a Participation Certificate or a Security shall be pledged or assigned.
          “REO Assets”: With respect to any Person, means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Servicing Advance or loans and other mortgage-related receivables purchased or originated by PHH Parent or any of its Subsidiaries in the ordinary course of business.
          “Related Mortgage Loan”: A Mortgage Loan in which a Participation Certificate purchased by the Purchaser hereunder evidences the 100% undivided beneficial ownership interest.
          “Related Participation Certificate”: The Participation Certificate relating to a pool of Mortgage Loans.

          “Reportable Event”: An event described in Section 4043(b) of ERISA with respect to a Plan as to which the thirty (30) days notice requirement has not been waived by the PBGC.
          “Replacement Shortfall”: As defined in Section 5(c).
          “Responsible Officer”: With respect to any Person, the chief executive officer, chief financial officer, president or treasurer of such Person.
          “Revolver Fourth Amendment Effective Date”: June 25, 2010.
          “Revolving Credit Facility”: That certain Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006 as amended through the Fourth Amendment, dated as of June 25, 2010, among PHH Parent, as Borrower, PHH Vehicle Management Services Inc., as Canadian Subsidiary Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders from time to time party thereto and others, as further amended from time to time.
          “Rolling Period”: With respect to any fiscal quarter, such fiscal quarter and the three immediately preceding fiscal quarters considered as a single accounting period.
          “SEC”: The Securities Exchange Commission or any successor thereto.
          “Securitization Indebtedness”: Indebtedness incurred by any structured bankruptcy-remote Subsidiary of PHH Parent which does not permit or provide for recourse to PHH Parent or any Subsidiary of PHH Parent (other than such structured bankruptcy-remote Subsidiary) or any property or asset of PHH Parent or any Subsidiary of PHH Parent (other than the property or assets of such structured bankruptcy-remote Subsidiary). Securitization Indebtedness shall include, without limitation, the Fleet Asset Securitization Facilities and other similar financing facilities.
          “Security”: A GNMA Security, Fannie Mae Security or FHLMC Security.
          “Security Issuance Deadline”: The date by which the Security is scheduled to be issued and delivered to Purchaser, which, unless otherwise agreed to by Purchaser as provided herein, shall be the Anticipated Delivery Date.
          “Security Issuance Failure”: Failure of the Security to be issued due to or as a result of Seller’s failure to perform (x) any of its obligations under this Agreement or any other Program Document or (y) in Strict Compliance with the related Agency Program; provided that, such failure shall not constitute a Securities Issuance Failure if the failure of the Security to be issued is due solely to an administrative or ministerial failure and Seller cures such administrative or ministerial failure within one (1) Business Day of such failure.
          “Selling System”: The FHLMC automated system by which sellers and servicers of mortgage loans to FHLMC transfer mortgage summary and record data or mortgage accounting and servicing information from their computer system or service bureau to FHLMC, as more fully described in the FHLMC Guide.

          “Servicing Advances”: Advances made by PHH Parent or any of its Subsidiaries in its capacity as servicer of any mortgage-related receivables to fund principal, interest, escrow, foreclosure, insurance, tax or other payments or advances when the borrower on the underlying receivable is delinquent in making payments on such receivable; to enforce remedies, manage and liquidate REO Assets; or that PHH Parent or any of its Subsidiaries otherwise advances in its capacity as servicer pursuant to any servicing agreement.
          “Servicing Advance Facility”: Any funding arrangement with lenders based in whole or in part upon Servicing Advances under which advances are made to PHH Parent or any of its Subsidiaries.
          “Servicing Records”: With respect to a Related Mortgage Loan, the related servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of such Related Mortgage Loan.
          “Servicing Term”: As defined in Section 6(b).
          “Servicing Termination Events”: As defined in Section 6(e).
          “Settlement Date”: The date specified in a Takeout Commitment upon which the related Security is scheduled to be delivered, against payment, to the specified Takeout Investor; provided, that in no event shall the Settlement Date occur more than forty-five (45) days after the Purchase Date with respect to the related Participation Certificate.
          “Special Purpose Vehicle Subsidiary”: PHH Caribbean Leasing, Inc. and any Subsidiary engaged in the fleet-leasing management business that (i) is, at any time, a party to one or more lease agreements with only one lessee, and (ii) finances, at any one time, its investments in lease agreements or vehicles with only one lender (which lender may be the Seller if and to the extent that such loans and/or advances by the Seller are not prohibited hereby).
          “Strict Compliance”: Compliance of Seller and the Related Mortgage Loans with the requirements of the GNMA Guide, Fannie Mae Guide, or FHLMC Guide, as applicable, and as amended by any agreements between Seller and the Applicable Agency, sufficient to enable Seller to issue and GNMA to guarantee or Fannie Mae or FHLMC to issue and guarantee a Security; provided, that, all modifications to such Approved Agency Guidelines shall be in accordance with Section 12(n) hereof.
          “Subordinated Indebtedness”: Indebtedness of Seller that has been subordinated to the obligations of Seller to Purchaser as provided in this Agreement or as otherwise approved by Purchaser.
          “Subsidiary”: With respect to any Person, any corporation, association, joint venture, partnership or other business entity (whether now existing or hereafter organized) of which at least a majority of the voting stock or other ownership interests having ordinary voting power for the election of directors (or the equivalent) is, at the time as of which any determination is being made, owned or controlled by such Person or one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person.
          “Successor Servicer”: An entity with the necessary Approvals, as the circumstances may require, and designated by Purchaser, in conformity with Section 6(f), to replace Seller as issuer and servicer, mortgagee or seller/servicer of the Related Mortgage Loans or the Securities related thereto.
          “Takeout Commitment”: A trade confirmation provided in oral (but only with respect to Takeout Investors that are members of the Mortgage-Backed Securities Clearing Corporation) or electronic format from the Takeout Investor to Seller confirming the details of a forward trade between the Takeout Investor and Seller with respect to one or more Securities relating to a Participation Certificate, which trade confirmation shall be enforceable and in full force and effect, and shall be validly and effectively assigned to Purchaser pursuant to a Trade Assignment, and relate to pools of Related Mortgage Loans that satisfy the “good delivery standards” of the Public Securities Association as set forth in the Public Securities Association Uniform Practices Guide.
          “Takeout Investor”: (i) Any member of the Mortgage-Backed Securities Clearing Corporation that is an approved counterparty of the Purchaser or its Affiliates or (ii) any other Person approved by Purchaser on a transaction by transaction basis.
          “Tangible Net Worth”: With respect to any Person, as of any date of determination, such Person’s Consolidated Net Worth minus the aggregate book value of all intangible assets of such Person and its Consolidated Subsidiaries as of such date in accordance with GAAP.
          “Termination Date”: The earlier of (i) July 22, 2011 and (ii) at Purchaser’s option, upon the occurrence of a Servicing Termination Event.
          “Trade Assignment”: A letter substantially in the form of Exhibit B or such other form acceptable to Purchaser.
          “Trade Discount”: Shall have the meaning assigned thereto in the Pricing Side Letter.
          “Trade Price”: The price (expressed as a percentage of the initial principal amount of the Security, as specified in the related Takeout Commitment) equal to (i) 100% of the Applicable Agency TBA Trade Price, minus (ii) Trade Discount.
          “Trade Principal”: An amount equal to the product of (a) the Trade Price and (b) the initial principal amount of the related Security, as specified in the related Takeout Commitment.
          “VA”: United States Department of Veterans Affairs or any successor thereto.

          “Warehouse Lender”: Any lender providing financing to Seller for the purpose of originating Mortgage Loans, which prior to the Purchase Date has a security interest in such Mortgage Loans as collateral for the obligations of Seller to such lender.
          “Warehouse Lender’s Release”: A letter from a Warehouse Lender in the form of Exhibit D to the Custodial Agreement or such other form acceptable to Purchaser in its sole discretion.
          Section 2. Procedures for Purchases of Participation Certificates. (a) From time to time until the Termination Date and subject to the terms and conditions contained herein, Purchaser shall purchase Participation Certificates from Seller that are delivered to Purchaser at Seller’s request in accordance with the terms of the Custodial Agreement; provided, that the aggregate Purchase Price of Participation Certificates owned by Purchaser at any given time for which Purchaser has not been paid the purchase price for the Related Security by the applicable Takeout Investor as specified in the applicable Takeout Commitment shall not exceed the Maximum Aggregate Purchase Price. In connection with Purchaser’s purchase of any such Participation Certificate, Seller, on behalf of Purchaser, shall arrange for the Delivery to Purchaser of a Security backed by the Related Mortgage Loans, which Security shall be subject to a Takeout Commitment. The purchase of any Participation Certificate shall be subject to the satisfaction of the conditions set forth in Section 9. In accordance with the provisions of the Electronic Tracking Agreement, the Seller shall, at its sole cost and expense, (1) cause each Related Mortgage Loan with respect to which a Participation Certificate is to be sold to the Purchaser on a Purchase Date, the Mortgage for which is recorded in the name of MERS, to be designated a MERS Mortgage Loan and (2) cause the Purchaser to be designated interim funder (as defined in the Electronic Tracking Agreement) with respect to each such MERS Mortgage Loan.
          (b) In connection with the purchase of any Participation Certificate hereunder, Purchaser shall pay (i) to Seller or (ii) upon the receipt of a Warehouse Lender’s Release, to a Warehouse Lender, on the Purchase Date, the amount of the Purchase Price (less the Holdback Amount) for such Participation Certificate upon receipt of a duly executed and properly completed copy of the Participation Certificate, provided that, if the Purchase Price (less the Holdback Amount) is insufficient to pay the release amount due to the Warehouse Lender, Seller shall remit to Purchaser the difference between the Purchase Price (less the Holdback Amount) and such release amount and Purchaser shall remit the full release amount to the Warehouse Lender. Effective upon execution and delivery of such copy of the Participation Certificate to Purchaser, Seller hereby assigns to Purchaser all of Seller’s right, title and interest in and to such Participation Certificate and a 100% undivided beneficial ownership interest in the Related Mortgage Loans. In the event that Purchaser does not transmit such payment, (i) any Participation Certificate delivered by Custodian to Purchaser in anticipation of such purchase shall automatically be null and void, (ii) Purchaser will not consummate the transactions contemplated in the applicable Trade Assignment and (iii) to the extent that Purchaser shall nevertheless receive the Security backed by the Related Mortgage Loans prior to the Related Participation Certificate becoming null and void as provided in clause (i) above, Purchaser shall take all reasonable actions necessary to ensure that such Security shall be delivered in accordance with Seller’s delivery instructions specified in Annex A.

          (c) Purchaser shall provide a Confirmation to Seller on or before the Purchase Date or as soon as practicable after such Purchase Date. In the event of any conflict between the terms of a Confirmation and this Agreement, the Confirmation shall prevail.
          (d) The terms and conditions of the purchase of each Participation Certificate shall be as set forth in this Agreement. Each Participation Certificate shall be deemed to incorporate, and Seller shall be deemed to make as of the applicable dates specified in Section 10, for the benefit of Purchaser and each Assignee of such Participation Certificate, the representations and warranties set forth in Section 10.
          Section 3. Takeout Commitments. Seller hereby assigns to Purchaser, free of any security interest, lien, claim or encumbrance of any kind, Seller’s rights under each Takeout Commitment to deliver the Security specified therein to the related Takeout Investor and to receive the purchase price therefor from such Takeout Investor. Subject to Purchaser’s rights hereunder, Purchaser agrees that it will satisfy the obligation under the Takeout Commitment to deliver the Security to the Takeout Investor on the Settlement Date specified therein. Seller understands that, as a result of this Section 3 and each Trade Assignment, Purchaser will succeed to the rights of Seller with respect to each Takeout Commitment subject to a Trade Assignment, and that in satisfying each such Takeout Commitment, Purchaser, will stand in the shoes of Seller and, consequently, will be acting as a non-dealer in exercising its rights and fulfilling its obligations assigned pursuant to this Section 3 and each Trade Assignment. Each Trade Assignment delivered by Seller to Purchaser shall be delivered by Seller in a timely manner sufficient to enable Purchaser to facilitate the settlement of the related trade on the trade date in accordance with Chapter 8 of the Public Securities Association’s Uniform Practices for the Clearance and Settlement of Mortgage Backed Securities and other Related Securities, as amended from time to time.
          Section 4. Holdback Amount. (a) Subject to the terms of this Agreement, Purchaser shall pay to Seller the Holdback Amount for each Participation Certificate that Purchaser purchases hereunder. The Holdback Amount with respect to a Participation Certificate shall be paid by Purchaser to Seller as provided in Section 4(b) below.
          (b) Subject to Section 5(b) and the Purchaser’s right of set-off set forth in Section 14, the Holdback Amount relating to each Participation Certificate shall be paid by Purchaser to Seller not later than the Settlement Date of the related Security; provided, that on the date of any such payment to the Seller, the Holdback Amount shall be (i) reduced by the amount, if positive, equal to (x) the Purchase Price Adjustment Amount minus (y) the Present Value Adjustment Amount with respect to such Participation Certificate or (ii) increased by the amount, if positive, equal to (x) the Present Value Adjustment Amount minus (y) the Purchase Price Adjustment Amount with respect to such Participation Certificate. Notwithstanding any provision hereof to the contrary, no Holdback Amount shall be owed by Purchaser to Seller upon issuance of any Security in the circumstances contemplated in Section 6(f) or if the related Security shall not be issued as a result of a Security Issuance Failure. No exercise by Purchaser of its rights under this Section 4(b) shall relieve Seller of responsibility or liability for any breach of this Agreement.

          (c) Upon exercise by Purchaser of its remedies under Section 6(f), Purchaser’s obligation to pay and Seller’s right to receive any portion of the Holdback Amount relating to such Mortgage Loans shall automatically be canceled and become null and void; provided, that such cancellation shall in no way relieve Seller or otherwise affect the obligation of Seller to indemnify and hold Purchaser harmless as specified in Section 15.
          Section 5. Issuance of Securities. (a) (i) In connection with the purchase of a Participation Certificate, Seller shall instruct (and, if Seller fails to instruct, then Purchaser may instruct) Custodian to deliver to the Applicable Agency, the documents listed for delivery to such Applicable Agency in an exhibit to the Custodial Agreement, as applicable, in respect of the Related Mortgage Loans, in the manner and at the time set forth in the Custodial Agreement. Seller shall thereafter promptly deliver to the Applicable Agency any and all additional documents requested by the Applicable Agency to enable the Applicable Agency to make Delivery to Purchaser of a Security backed by the Related Mortgage Loans on the related Anticipated Delivery Date. Seller shall not revoke such instructions to Custodian and shall not revoke its instructions to the Applicable Agency to make Delivery to Purchaser or its designee of a Security backed by such Mortgage Loans.
     (ii) Seller shall notify Purchaser, not later than 12:00 noon, Eastern Time, on the second (2nd) Business Day prior to the applicable Settlement Date (a) of the amount of any change in the principal amount of the Mortgage Loans backing each Security to be delivered on such Settlement Date and (b) with respect to FHLMC Securities, the FHLMC mortgage loan pool number applicable to each Security to be delivered on such Settlement Date. Upon Delivery of such Security to Purchaser or its designee, Purchaser shall cease to have any interest under the Related Participation Certificate and in exchange shall have a 100% ownership interest in the related Security. It is understood and agreed that for so long as Seller is servicing Related Mortgage Loans, Seller shall retain only bare legal title (and not an equitable interest) in all such Mortgage Loans (other than MERS Mortgage Loans) for the sole purpose of servicing such Mortgage Loans.
          (b) If Delivery of a Security backed by the Mortgage Loans evidenced by a Participation Certificate purchased hereunder has not occurred by 1:00 p.m. (Eastern Time), on the related Settlement Date as a result of a Securities Issuance Failure, then subject to the exercise by Purchaser of its rights set forth in Section 4(c), the Holdback Amount relating to such Participation Certificate shall be reduced on each day during the period from the Settlement Date to (but not including) the earlier of (x) the date of Delivery of such Security, and (y) the date of satisfaction of the obligations of Seller pursuant to the exercise by Purchaser of any remedial election authorized by this Section 5, by an amount equal to the Daily Holdback Reduction Amount. The Holdback Amount (reduced the applicable Daily Holdback Reduction Amounts) relating to such Participation Certificate, if any, shall not be payable until the end of the period specified in the preceding sentence.
          (c) If a breach by Seller of this Agreement results in any Related Mortgage Loan being a Defective Mortgage Loan on the Purchase Date of the related Participation Certificate, Purchaser in its sole discretion may require Seller, upon receipt of notice from Purchaser of its exercise of such right, to either (x) immediately repurchase Purchaser’s beneficial ownership interest in such Defective Mortgage Loan by remitting to Purchaser the allocable amount paid by Purchaser for such beneficial interest plus accrued interest on a per annum basis at the rate specified in the related Mortgage Note on the principal amount thereof from the Purchase Date of such Participation Certificate to the date of such repurchase together with any Losses suffered by Purchaser relating to such repurchase (including, without limitation, any Losses incurred by Purchaser resulting from adjustments to the trade required by the Takeout Investor), or (y) deliver to Custodian a Mortgage Loan eligible to back such Security in exchange for such Defective Mortgage Loan, which newly delivered Mortgage Loan shall be in all respects acceptable under the applicable Agency Program and acceptable to Purchaser in Purchaser’s sole discretion, and (i) such newly delivered Mortgage Loan will thereupon become one of the Related Mortgage Loans relating to the Participation Certificate and (ii) the Defective Mortgage Loan will thereupon cease being one of the Related Mortgage Loans, cease being subject to the Related Participation Certificate and the Seller shall be deemed to have repurchased 100% of the beneficial ownership interest in such Defective Mortgage Loan. If the aggregate principal balance of any Mortgage Loans that are accepted by Purchaser pursuant to clause (y) of the immediately preceding sentence is less than the aggregate principal balance of any Defective Mortgage Loan that is being replaced by such Mortgage Loan, Seller shall remit with such Mortgage Loan to Purchaser an amount equal to the difference between the aggregate principal balance of the new Mortgage Loan accepted by Purchaser and the aggregate principal balance of the Defective Mortgage Loan being replaced thereby (the “Replacement Shortfall”) plus accrued interest on such Defective Mortgage Loan at the rate specified in the related Mortgage Note on the Replacement Shortfall from the Purchase Date of Purchaser’s purchase of the Related Participation Certificate to the date of substitution. If any Related Mortgage Loan becomes thirty (30) or more days past due with respect to the first scheduled monthly payment due Purchaser after the date on which such Related Mortgage Loan was originated and prior to the Anticipated Delivery Date, Seller shall repurchase the beneficial interest in such Related Mortgage Loan as if it were a Defective Mortgage Loan upon direction by Purchaser given no later than one hundred twenty (120) days after the Purchase Date, provided that Seller shall have no obligation to repurchase such Related Mortgage Loan after a Security backed by such Related Mortgage Loan is issued.
          (d) No exercise by Purchaser of its rights under this Section 5 shall relieve Seller of responsibility or liability for any breach of this Agreement.
          (e) Notwithstanding anything contained in the Custodial Agreement, after the occurrence of a Security Issuance Failure (as defined in the Custodial Agreement), Purchaser shall not request a release or transfer of any Mortgage File related to such Security Issuance Failure (as defined in the Custodial Agreement), unless such Security Issuance Failure (as defined in the Custodial Agreement) also constitutes a Security Issuance Failure under this Agreement.
          Section 6. Servicing of the Mortgage Loans; Servicer Termination. (a) Seller and Purchaser each agrees and acknowledges that upon payment of the Purchase Price (subject to Section 4), a 100% undivided beneficial ownership interest in the Related Mortgage Loans shall be sold to Purchaser, such that Purchaser shall own a 100% undivided beneficial interest in the Related Mortgage Loans. Seller and Purchaser each agrees and acknowledges that Seller shall service each Related Mortgage Loan for the benefit of Purchaser (and any other registered holder of the related Participation Certificate) as beneficial owner of such Related Mortgage Loan from the Purchase Date of the Related Participation Certificate through the issuance date of the related Security, subject to the servicing termination rights and automatic servicing termination provisions set forth in Sections 6(b) and 6(f) hereof. Seller shall have no further servicing obligations or duties to Purchaser under the terms of this Agreement with respect to the Related Mortgage Loans upon issuance of the Security.
          For so long as a Participation Certificate is outstanding, Seller shall neither assign, encumber or pledge its obligation to service the Related Mortgage Loans in whole or in part, nor delegate its rights or duties under this Agreement without the prior written consent of Purchaser, the granting of which consent shall be in the sole discretion of Purchaser. Seller hereby acknowledges and agrees that (i) Purchaser is entering into this Agreement in reliance upon Seller’s representations as to the adequacy of its financial standing, servicing facilities, personnel, records, procedures, reputation and integrity, and the continuance thereof; and (ii) Seller’s designation hereunder to provide mortgage servicing for the benefit of Purchaser (and any other registered holder of the Participation Certificate) is intended by the parties to be a “personal service contract” and Seller is hereunder intended by the parties to be an “independent contractor”.
          (b) Seller shall service and administer the Related Mortgage Loans relating to a Participation Certificate on behalf of Purchaser in accordance with Accepted Servicing Practices. Seller shall service each Related Mortgage Loan as servicer for Purchaser for a term of sixty (60) days following the related Purchase Date (the “Servicing Term”), which is renewable for subsequent sixty (60) day periods (or such other period agreed to by Purchaser) upon written agreement by Purchaser. Seller shall not modify or alter the terms of any Related Mortgage Loan or consent to the modification or alteration of the terms of any Related Mortgage Loan except in Strict Compliance with the related Agency Program. Seller shall at all times maintain accurate and complete records of its servicing of the Related Mortgage Loans, and Purchaser may, at any time during Seller’s business hours on reasonable notice, examine and make copies of such Servicing Records. Seller covenants to hold all Servicing Records with respect to the Related Mortgage Loans for the benefit of Purchaser in Seller’s capacity as servicer and to safeguard such Servicing Records and to deliver copies of them promptly to Purchaser or its designee (including the Custodian) at Purchaser’s request or otherwise as required by operation of this Section 6(f). In addition, if Delivery of a Security is not made to Purchaser on or before the Anticipated Delivery Date, Seller shall deliver to Purchaser monthly reports regarding the status of those Related Mortgage Loans for which a Security has not yet been issued, which reports shall include, but shall not be limited to, a description of those Related Mortgage Loans in default for more than thirty (30) days, and such other circumstances with respect to any Related Mortgage Loans (whether or not such Related Mortgage Loans are included in the foregoing list) that could materially adversely affect any of such Related Mortgage Loans, Purchaser’s beneficial interest in such Related Mortgage Loans or the collateral securing any of such Related Mortgage Loans. Seller shall deliver such a report to Purchaser every thirty (30) days until (i) Delivery of the related Security to Purchaser or (ii) the exercise by Purchaser of any remedial election pursuant to Section 5. In no event shall Seller delegate any of its servicing duties hereunder to any other Person without first obtaining the prior written consent of Purchaser.

          (c) Seller, as servicer, shall establish and maintain a separate custodial account (the “Custodial Account”) entitled “PHH Mortgage Corporation Custodial Account, for the benefit of Bank of America, N.A. and its assignees” and shall promptly deposit into such account in the form received, with any necessary endorsements, all Collections received in respect of the Related Mortgage Loans.
          (d) Amounts deposited in the Custodial Account with respect to any Related Mortgage Loan shall be held for the benefit of Purchaser and shall be released only as follows:
     (i) except as otherwise provided in Section 6(d)(ii), to the Seller upon the earlier to occur of either (x) the Settlement Date (unless there is a Securities Issuance Failure) or (y) the date required by the Applicable Agency Guide, provided that if any amounts are due and owing by the Seller to the Purchaser hereunder on such Settlement Date, the Purchaser shall withdraw and retain such amounts from the Custodial Account on such Settlement Date, prior to such amounts from the Custodial Account being released to Seller on such Settlement Date. The amounts paid to Seller (if any) pursuant to this Section 6(d)(i) shall constitute Seller’s sole compensation for servicing the Related Mortgage Loans as provided in this Section 6;
     (ii) to Purchaser promptly upon delivery of such Mortgage Loans to a Successor Servicer either under the circumstances set forth in Section 6(f) or otherwise; and
     (iii) if a Security is not issued solely as a result of a Security Issuance Failure during the month in which the related Settlement Date occurs, in any period thereafter during which Seller remains as servicer, in accordance with Purchaser’s written instructions.
          (e) Purchaser (or any other registered holder of the Related Participation Certificate) shall be entitled to effect termination of Seller’s servicing rights and obligations respecting the affected Related Mortgage Loans in the event any of the following circumstances or events (“Servicing Termination Events”) occur and are continuing:
     (i) any failure by Seller to remit to Purchaser (or other registered holder of the Participation Certificate) when due any payment required to be made under the terms of this Agreement or such Participation Certificate which failure continues unremedied for a period of two (2) Business Days;
     (ii) any failure by Seller duly to observe or perform any of the covenants set forth in Sections 11(p), 11(q) or Section 12;
     (iii) any failure by Seller duly to observe or perform in any material respect any of Seller’s other covenants or agreements set forth in this Agreement or in the Custodial Agreement, which failure continues unremedied for a period of five (5) Business Days (or such longer period provided in the relevant notice to Seller) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Seller by Purchaser;

     (iv) (i) default in payment shall be made with respect to any Indebtedness or Interest Rate Protection Agreements of PHH Parent, Seller or any of Seller’s Subsidiaries (other than Securitization Indebtedness) where the amount or amounts of such Indebtedness or Interest Rate Protection Agreements exceeds (A) with respect to PHH Parent, $25,000,000 (or its equivalent thereof in any other currency) in the aggregate and (B) with respect to Seller or any of Seller’s Subsidiaries, $10,000,000 (or its equivalent thereof in any other currency) in the aggregate; or (ii) default shall be made with respect to the observance or performance of any other agreement or condition with respect to any Indebtedness or Interest Rate Protection Agreements of PHH Parent, Seller or any of Seller’s Subsidiaries (other than Securitization Indebtedness) where the amount or amounts of such Indebtedness or Interest Rate Protection Agreements exceeds (A) with respect to PHH Parent, $25,000,000 (or its equivalent thereof in any other currency) in the aggregate and (B) with respect to Seller or any of Seller’s Subsidiaries, $10,000,000 (or its equivalent thereof in any other currency) in the aggregate, if the effect of such default is to result in the acceleration of the maturity of such Indebtedness or Interest Rate Protection Agreement; or (iii) any other circumstance shall arise (other than the mere passage of time) by reason of which PHH Parent, Seller or any of Seller’s Subsidiaries is required to redeem or repurchase, or offer to holders the opportunity to have redeemed or repurchased, any such Indebtedness or Interest Rate Protection Agreement (other than Securitization Indebtedness) where the amount or amounts of such Indebtedness or Interest Rate Protection Agreement exceeds (A) with respect to PHH Parent, $25,000,000 (or its equivalent thereof in any other currency) in the aggregate and (B) with respect to Seller or any of Seller’s Subsidiaries, $10,000,000 (or its equivalent thereof in any other currency) in the aggregate; provided that clause (iii) shall not apply to secured Indebtedness or Interest Rate Protection Agreement that becomes due as a result of a voluntary sale of the property or assets securing such Indebtedness or Interest Rate Protection Agreement or Indebtedness that is redeemed or repurchased at the option of PHH Parent, Seller or any of Seller’s Subsidiaries or with respect to any Indebtedness that is convertible, in whole or in part, into shares of capital stock of PHH Parent and/or cash based on any formula(s) that reference the trading price of shares of capital stock of PHH Parent, any payment for settlement (whether in cash or otherwise) upon conversion thereof and provided, further, that clauses (ii) and (iii) shall not apply to any Indebtedness or Interest Rate Protection Agreement of any of Seller’s Subsidiaries issued and outstanding prior to the date such Subsidiary became a Subsidiary of Seller (other than Indebtedness or Interest Rate Protection Agreement issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of Seller) if such default or circumstance arises solely as a result of a “change of control” provision applicable to such Indebtedness or Interest Rate Protection Agreement which becomes operative as a result of the acquisition of such Subsidiary by Seller or any of its Subsidiaries;
     (v) any representation, warranty or certification made or deemed made herein or in any other Program Document by Seller or any certificate furnished to Purchaser pursuant to the provisions thereof, shall prove to have been false or misleading in any material respect as of the time made or furnished;
     (vi) an Act of Insolvency shall have occurred with respect to Seller, any of Seller’s Subsidiaries, PHH Parent or any of PHH Parent’s Material Subsidiaries; or Seller

shall admit in writing its inability to, or intention not to, perform any of its obligations under this Agreement or any of the other Program Documents; or Purchaser shall have determined in good faith that Seller is unable to meet its financial commitments as they come due;
     (vii) the respective audited consolidated annual financial statements of either Seller or PHH Parent, or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller or PHH Parent, as applicable, as a “going concern” or a reference of similar import or shall indicate that Seller or PHH Parent, as applicable, has a negative net worth or is insolvent;
     (viii) one or more final judgment(s) or decrees shall be entered against PHH Parent, Seller or any of Seller’s Subsidiaries involving a liability of (A) with respect to PHH Parent, $25,000,000 or more and (B) with respect to Seller or any of Seller’s Subsidiaries, $10,000,000 or more (in each case, to the extent that it is, in the reasonable determination of Purchaser, uninsured and provided that any insurance or other credit posted in connection with an appeal shall not be deemed insurance for these purposes), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within thirty (30) days after entry thereof;
     (ix) any Plan maintained by Seller, any Affiliate of Seller or any ERISA Affiliate shall be terminated within the meaning of Title IV of ERISA or a trustee shall be appointed by an appropriate United States District Court to administer any Plan, or the Pension Benefit Guaranty Corporation (or any successor thereto) shall institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan if as of the date thereof Seller’s liability, any such Subsidiary’s liability or any ERISA Affiliate’s liability to the PBGC, the Plan or any other entity on termination under the Plan exceeds the then current value of assets accumulated in such Plan by more than fifty thousand ($50,000) dollars (or in the case of a termination involving Seller as a “substantial employer” (as defined in Section 4001 (a)(2) of ERISA) the withdrawing employer’s proportionate share of such excess shall exceed such amount);
     (x) Seller as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in (a) an annual amount exceeding fifty thousand ($50,000) dollars, or (b) an aggregate amount exceeding five hundred thousand ($500,000) dollars;
     (xi) (a) Seller or any ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (b) a determination that a Plan is “at risk” (within the meaning of Section 303 of ERISA) or any Lien in favor of the PBGC or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (c) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Purchaser, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (d) any Plan shall terminate for purposes of Title IV of ERISA, (e) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Purchaser is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan, (f) Seller or any ERISA Affiliate shall file an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan, (g) any obligation for post-retirement medical costs (other than as required by COBRA) exists, or (h) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (a) through (h) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect or (i) the assets of Seller become plan assets within the meaning of 29 CFR 2510.3-101 as modified by Section 3(42) of ERISA;
     (xii) any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to (a) condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property or assets of PHH Parent, Seller or any of Seller’s Subsidiaries; (b) displace the management of PHH Parent, Seller or any of Seller’s Subsidiaries or to curtail its authority in the conduct of their respective business; or (c) to remove, revoke, suspend or materially restrict the approval of Seller or any of Seller’s Subsidiaries as an issuer, buyer or seller/servicer of Mortgage Loans or securities backed thereby, and any such action provided for in this Section 6(e)(xii) shall not have been discontinued or stayed within thirty (30) days;
     (xiii) Seller shall notify Purchaser orally or in writing of its intent to disavow Seller’s obligations hereunder or shall contest the validity or enforceability of the Program Documents or Purchaser’s interest in any Related Mortgage Loan or Participation Certificate and within one (1) Business Day after written notice from Purchaser of such notification, a Responsible Officer of the Seller fails to reaffirm in writing Seller’s obligations hereunder, the validity and enforceability of the Program Documents, Purchaser’s interest in any Related Mortgage Loans and Purchaser’s interest in any Participation Certificates then outstanding;
     (xiv) a default shall occur and be continuing beyond the expiration of any applicable grace period under any other Program Document;
     (xv) a Material Adverse Effect shall occur;
     (xvi) [Reserved];
     (xvii) a Change of Control shall occur, without prior written consent of Purchaser;
     (xviii) (a) any Program Document shall for whatever reason (including an event of default thereunder) be terminated, without the consent of Purchaser (other than, with respect to the Custodial Agreement, due to the resignation of the Custodian for reasons other than a breach by Seller of the Custodial Agreement), or (b) this Agreement shall for any reason cease to create a valid ownership interest upon transfer in any of the Participation Certificates (other than as a result of the action or inaction that constitutes gross negligence or willful misconduct of the Purchaser and as long as Seller shall cure such failure within one (1) Business Day);
     (xix) if Seller is a member of MERS, Seller’s membership in MERS is terminated for any reason other than due to MERS ceasing its operations;
     (xx) Seller ceases to meet the qualifications for maintaining all Approvals, provided that, there shall not be a Servicing Termination Event under this Section 6(e)(xx) in the event that Seller intentionally terminates its Approvals with Fannie Mae or FHLMC (not as a result of Fannie Mae or FHLMC expressing its intention to terminate such Approval), so long as Seller maintains the approvals from the Applicable Agency or HUD designation to be (i) either a Fannie Mae-approved lender or a FHLMC-approved Seller/Servicer and (ii) a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee and a VA-approved lender;
     (xxi) Seller attempts to assign its right to servicing compensation hereunder or to resell an ownership interest in a Related Mortgage Loan in a manner inconsistent with the terms hereof, or Seller attempts without the consent of Purchaser to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof;
     (xxii) failure of Seller to be in compliance with the “doing business” or licensing laws of any jurisdiction where a Mortgaged Property is located if such failure is reasonably likely to result in a Material Adverse Effect; or
     (xxiii) a Security Issuance Failure.
          (f) Purchaser, in its sole discretion, may terminate Seller’s rights and obligations as servicer of the affected Related Mortgage Loans and require Seller to deliver the related Servicing Records to Purchaser or its designee upon the occurrence of (i) a Servicing Termination Event, (ii) Seller’s failure to comply with any of its obligations set forth in Section 5(c), or (iii) Seller’s breach of Section 10(a)(xxiv), by delivering written notice to Seller requiring such termination. Such termination shall be effective upon Seller’s receipt of such written notice; provided, that Seller’s servicing rights shall be terminated immediately upon the occurrence of any event described in Section 6(e)(vi) or the conclusion of the Servicing Term (absent a renewal of the Servicing Term), regardless of whether notice of such event shall have been given to or by Purchaser or Seller. Upon any such termination, all authority and power of Seller respecting its rights to service Related Mortgage Loans and duties under this Agreement relating thereto, shall pass to and be vested in the Successor Servicer appointed by Purchaser and Purchaser is hereby authorized and empowered to transfer such rights to service the Related Mortgage Loans for such price and on such terms and conditions as Purchaser shall reasonably determine; provided, that to the extent the Applicable Agency proceeds to issue a Security with respect to the Related Mortgage Loans, Purchaser shall convey the servicing rights and the rights to service such Mortgage Loans in accordance with such Applicable Agency’s instructions. Seller shall promptly take such actions and furnish to Purchaser such documents that Purchaser deems necessary or appropriate to enable Purchaser to obtain a Security backed by such Mortgage Loans or to enforce such Mortgage Loans, as appropriate, and shall perform all acts and take all actions so that the Related Mortgage Loans and all files and documents relating to such Mortgage Loans held by Seller, together with all escrow amounts relating to such Mortgage Loans, are delivered to Successor Servicer, including but not limited to preparing, executing and delivering to the Successor Servicer any and all documents and other instruments, placing in the Successor Servicer’s possession all Servicing Records pertaining to such Mortgage Loans and doing or causing to be done any other actions requested by Purchaser, all at Seller’s sole expense. To the extent that the approval of the Applicable Agency is required for any such sale or transfer, Seller shall fully cooperate with Purchaser to obtain such approval. All amounts paid by any purchaser of such rights to service the Related Mortgage Loans shall be the property of Purchaser. The servicing required to be delivered to Successor Servicer in accordance with this Section 6(f) shall be delivered free of any rights in favor of Seller or any third party (other than Purchaser) and free of any title, interest, lien, encumbrance or claim of any kind of Seller. No exercise by Purchaser of its rights under this Section 6(f) shall relieve Seller of responsibility or liability for any breach of this Agreement.
          Section 7. Transfers of Participation Certificates and Securities by Purchaser. Purchaser may, in its sole discretion and without the consent of Seller, assign all of its right, title and interest or grant a security interest in any Participation Certificate, each Security in respect thereof of which Delivery is made to Purchaser and all rights of Purchaser under this Agreement (including, but not limited to, the Custodial Account) in respect of such Participation Certificate and such Security, to any person (an “Assignee”), subject only to an obligation on the part of the Assignee to deliver each such Security to the Takeout Investor or to permit Purchaser or its designee to make delivery thereof to the Takeout Investor. Assignment by Purchaser of a Participation Certificate as provided in this Section 7 will not release Purchaser from its obligations otherwise under this Agreement.
          Without limitation of the foregoing, an assignment of a Participation Certificate to an Assignee, as described in this Section 7, shall be effective upon delivery of the Participation Certificate to the Assignee or its designee, together with a duly executed Assignment substantially in the form of Exhibit E (with a copy to Seller).
          Section 8. Record Title to Mortgage Loans; Intent of Parties; Security Interest. (a) From and after the issuance and delivery of the Related Participation Certificate, and subject to the remedies of Purchaser in Section 5, Seller as servicer shall remain the last named payee or endorsee of each Mortgage Note and the mortgagee or assignee of record of each Mortgage (except with respect to any MERS Mortgage Loan) and shall retain only bare legal title (and not an equitable interest) in the Related Mortgage Loan, all for the benefit of Purchaser for the sole purpose of facilitating the servicing of such Mortgage Loan and the issuance of a Security backed by such Mortgage Loan.
          (b) Seller shall maintain a complete set of books and records for each Related Mortgage Loan in accordance with industry practice which shall be clearly marked to reflect the beneficial ownership interest in each Related Mortgage Loan of the holder of the Related Participation Certificate. Seller shall notify MERS of Purchaser’s interest in each MERS Mortgage Loan as “interim funder”.

          (c) Purchaser and Seller confirm that the transactions contemplated herein are intended to be sales of the Participation Certificates by Seller to Purchaser rather than borrowings secured by the Participation Certificates. In the event, for any reason, any transaction is construed by any court or regulatory authority as a borrowing rather than as a sale, in order to secure the Seller’s obligations hereunder and any other obligations between the Seller on the one hand and the Purchaser and its Affiliates on the other, and in any event, Seller and Purchaser intend that Purchaser or its Assignee, as the case may be, shall have, and the Seller hereby grants, assigns and pledges to Purchaser or its Assignee a perfected first priority security interest in Seller’s interest in the Participation Certificates, the Custodial Account and all amounts on deposit therein, the Related Mortgage Loans, all documents, records, instruments and data evidencing the Related Mortgage Loans, the Securities to be issued as contemplated hereunder and all proceeds thereof, the Takeout Commitments and the proceeds of any and all of the foregoing in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Basic Collateral”), free and clear of adverse claims. In such case, Seller shall be deemed to have hereby granted to Purchaser or its Assignee, as the case may be, a first priority security interest in and lien upon the Basic Collateral, free and clear of adverse claims. In such event, this Agreement shall constitute a security agreement, the Custodian shall be deemed to be an independent custodian for purposes of perfection of the security interest herein granted to Purchaser, and Purchaser or each such Assignee shall have all of the rights of a secured party under applicable law.
          In the event that the servicing of the Related Mortgage Loans is deemed a separate property right severable from the Related Mortgage Loans and Participation Certificates, and in any event, Seller and Purchaser intend that Purchaser or its Assignee, as the case may be, shall have, and the Seller hereby grants and pledges to Purchaser or its Assignee a perfected first priority security interest in Seller’s right, title and interest in the servicing rights to the Related Mortgage Loans and the Servicing Records related thereto and the proceeds of any and all of the foregoing in all instances, whether now owned or hereafter acquired, now existing or hereafter created (“Additional Collateral”; together with the Basic Collateral, the “Collateral”) free and clear of adverse claims.
          Upon request of Purchaser, Seller shall prepare and deliver to MERS an Assignment of Mortgage from MERS to Purchaser or its designee. Upon due execution by MERS, Seller shall cause such Assignment of Mortgage to be recorded in the public land records upon request of Purchaser.
          Section 9. Conditions Precedent.
          (a) Purchase of initial Participation Certificate. As conditions precedent to Purchaser purchasing the initial Participation Certificate hereunder:
     (i) Seller shall have delivered to Purchaser, in form and substance satisfactory to Purchaser:
     (A) each of the Program Documents duly executed by each party thereto and in full force and effect, free of any modification, breach or waiver;

     (B) an opinion of Seller’s counsel as to such matters as Purchaser may reasonably request, including, without limitation, with respect to Purchaser’s first priority lien on and perfected security interest in the Related Mortgage Loans; a non-contravention, enforceability and corporate opinion with respect to Seller; an opinion with respect to the inapplicability of the Investment Company Act of 1940 to Seller; and a true sale opinion, each in form and substance acceptable to Purchaser;
     (C) a Power of Attorney duly executed by Seller and notarized;
     (D) a certified copy of Seller’s articles or certificate of incorporation and bylaws (or corresponding organizational documents if Seller is not a corporation) and, if required by Purchaser, a certificate of good standing issued by the appropriate official in Seller’s jurisdiction of organization, in each case, dated no less recently than fourteen (14) days prior to the initial Purchase Date;
     (E) a certificate of Seller’s corporate secretary or assistant secretary, substantially in the form of Exhibit G hereto, dated as of the date hereof, as to the incumbency and authenticity of the signatures of the officers of Seller executing the Program Documents and the resolutions of the board of directors of Seller (or its equivalent governing body or Person), substantially in the form of Exhibit H hereto;
     (F) independently audited financial statements of Seller (and its Subsidiaries, on a consolidated basis) for each of the two (2) fiscal years most recently ended (if available), containing a balance sheet and related statements of income, stockholders’ equity and cash flows, all prepared in accordance with GAAP, applied on a basis consistent with prior periods, and otherwise acceptable to Purchaser, together with an auditor’s opinion that is unqualified or otherwise is consented to in writing by Purchaser;
     (G) if more than six (6) months has passed since the close of the most recently ended fiscal year, interim financial statements of Seller covering the period from the first day of the current fiscal year to the last day of the month prior to the most recently ended month;
     (H) copies of Seller’s errors and omissions insurance policy or mortgage impairment insurance policy and blanket bond coverage policy or certificates of insurance for such policies, all in form and content satisfactory to Purchaser, showing compliance by Seller with Section 11(k);
     (I) the Commitment Fee; and
     (J) such other documents as Purchaser or its counsel may reasonably request.
     (ii) Purchaser shall have determined that it has received satisfactory evidence that the appropriate Uniform Commercial Code Financial Statements (UCC-1) and/or

such other instruments as may be necessary in order to create in favor of Purchaser, a perfected first priority security interest in the Related Mortgage Loans should any of the transactions hereunder be deemed to be loans, are appropriately prepared for filing or recording in each office of each jurisdiction in which such filings and recordation’s are required to perfect such first priority security interest.
     (iii) Purchaser shall have determined that it has satisfactorily completed its due diligence review of Seller’s operations, business, financial condition and underwriting and origination of Mortgage Loans.
     (iv) Seller shall have provided evidence, satisfactory to Purchaser, that Seller has all Approvals and such Approvals are in good standing.
          (b) All Purchases of Participation Certificates. As conditions precedent to Purchaser purchasing any Participation Certificate hereunder, including the initial Participation Certificate:
     (i) Seller shall have delivered to Purchaser, in form and substance satisfactory to Purchaser and not later than the related Purchase Date:
     (A) the fully completed, executed and authenticated Participation Certificate together with the certifications of the Custodian provided by Sections 2 and 4 of the Custodial Agreement;
     (B) a Trade Assignment executed by Seller with respect to the Security to be backed by the Mortgage Loans evidenced by such Participation Certificate; and
     (C) to the extent that an event or circumstance shall occur which Purchaser determines in its sole discretion is likely to be material and adverse to Seller, such other documents as Purchaser or its counsel may from time to time reasonably request to provide assurances determined to be adequate by the Purchaser.
     (ii) Seller shall have paid all fees (including Commitment Fees), expenses, indemnity payments and other amounts that are then due and owing under the Program Documents;
     (iii) the representations and warranties of Seller set forth in Section 10 hereof shall be true and correct in all material respects as if made on and as of each Purchase Date or if such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date;
     (iv) after giving effect to the purchase of a Participation Certificate, there shall exist no Servicing Termination Event or Potential Servicing Termination Event hereunder;

     (v) no Potential Servicing Termination Event, Servicing Termination Event or Material Adverse Effect shall have occurred and be continuing;
     (vi) Purchaser shall have received a security release certification for each Related Mortgage Loan that is subject to a security interest (including any precautionary security interest) immediately prior to the Purchase Date that is duly executed by the related secured party and Seller, if necessary, and in form and substance satisfactory to Purchaser, and such secured party shall have filed Uniform Commercial Code termination statements in respect of any Uniform Commercial Code filings made in respect of such Related Mortgage Loan, if necessary, and each such release and Uniform Commercial Code termination statement has been delivered to Purchaser prior to each purchase of a Related Participation Certificate and to the Custodian as part of the Mortgage File; and
     (vii) Seller shall have deposited all amounts required under Section 6(c) into the Custodial Account.
          (c) Satisfaction of Conditions. The purchase of any Participation Certificate prior to or without the fulfillment by Seller of all the conditions precedent thereto, whether or not known to Purchaser, shall not constitute a waiver by Purchaser of the requirements that all conditions, including the non-performed conditions, shall be satisfied with respect to such purchase. All conditions precedent hereunder are imposed solely and exclusively for the benefit of Purchaser and may be freely waived or modified in whole or in part by Purchaser. Any waiver or modification asserted by Seller to have been agreed to by Purchaser must be in writing. Purchaser shall not be liable to Seller for any costs, losses or damages arising from Purchaser’s determination that Seller has not satisfactorily complied with any applicable condition precedent.
          Section 10. Representations and Warranties.
          (a) Representations and Warranties Concerning Seller. Seller represents and warrants to Purchaser that the following representations and warranties are true and correct as of the date hereof and as of each Purchase Date.
     (i) Due Formation and Good Standing. Seller is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the full legal power and authority and has all governmental licenses, authorizations, consents and approvals, necessary to own its property and to carry on its business as currently conducted, unless, in any instance, the failure to have such power, authority, governmental licenses, authorizations, consents and approvals is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the transaction of its business makes such qualification necessary unless, in any instance, the failure to be so qualified or in good standing is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect.
     (ii) Authorization. The execution, delivery and performance by Seller of the Program Documents and all other documents and transactions contemplated thereby, are within Seller’s corporate powers, have been duly authorized by all necessary corporate action and do not constitute or will not result in (i) a breach of any of the terms, conditions or provisions of Seller’s articles or certificate of incorporation or bylaws (or corresponding organizational documents if Seller is not a corporation); (ii) a material breach of any legal restriction or any agreement or instrument to which Seller is now a party or by which it is bound; (iii) a material default or an acceleration under any of the foregoing; (iv) the violation of any material law, material rule, material regulation, material order, material judgment or material decree to which Seller or its property is subject; (v) the violation of any policy, regulation or guideline of the FHA or VA, unless, in any instance, such violation is not reasonably likely (either individually or in the aggregate) to cause a Material Adverse Effect or otherwise not reasonably likely to jeopardize Seller’s FHA or VA approvals; or (vi) the voiding or reduction of the FHA insurance, VA guarantee or any other insurance or guarantee in respect of any Mortgage Loan, or otherwise render such Mortgage Loans, individually or in the aggregate, ineligible (pursuant to the applicable Agency Guide or otherwise) for inclusion in a pool of mortgages supporting a Security.
     (iii) Enforceable Obligation. The Program Documents and all other documents contemplated thereby constitute legal, binding and valid obligations of Seller, enforceable against Seller in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditor’s rights.
     (iv) Approvals. The execution and delivery of the Program Documents and all other documents contemplated thereby and the performance of Seller’s obligations thereunder do not require any license, consent, approval, authorization or other action of any Governmental Authority or any other Person, or if required, such license, consent, approval, authorization or other action has been obtained prior to the date hereof.
     (v) Compliance with Laws. Seller is not in violation of any of its articles or certificate of incorporation or bylaws (or corresponding organizational documents if Seller is not a corporation), of any provision of any applicable law, or of any judgment, award, rule, regulation, order, decree, writ or injunction of any court or public regulatory body or authority that might have a Material Adverse Effect with respect to Seller.
     (vi) Financial Condition. All financial statements of Seller delivered to Purchaser fairly and accurately present the financial condition of the parties for whom such statements are submitted. The financial statements of Seller have been prepared in accordance with GAAP consistently applied throughout the periods involved, and there are no contingent liabilities not disclosed thereby that would adversely affect the financial condition of Seller. Since the close of the period covered by the latest financial statement delivered to Purchaser with respect to Seller, there has been no material adverse change in the assets, liabilities or financial condition of Seller nor is Seller aware of any facts that, with or without notice or lapse of time or both, would or could result in any such material adverse change. No event has occurred, including, without limitation, any litigation or administrative proceedings, and no condition exists or, to the knowledge of Seller, is threatened, that (a) might render Seller unable to perform its obligations under the Program Documents and all other documents contemplated thereby; (b) would constitute a Potential Servicing Termination Event or Servicing Termination Event; or (c) is reasonably likely to have a Material Adverse Effect with respect to Seller.
     (vii) [Reserved.]
     (viii) Title to Assets. Seller has good, valid, insurable (in the case of real property) and marketable title to all of its properties and other assets, whether real or personal, tangible or intangible, reflected on the financial statements delivered to Purchaser with respect to Seller, except for such properties and other assets that have been disposed of in the ordinary course of business of Seller’s mortgage banking business, and all such properties and other assets are free and clear of all liens except as disclosed in such financial statements.
     (ix) Litigation. There are no actions, claims, suits, investigations or proceedings pending, or to the knowledge of Seller, threatened or reasonably anticipated against or affecting Seller or any of its Subsidiaries or Affiliates or any of the property thereof in any court or before or by any arbitrator, government commission, board, bureau or other administrative agency that, if adversely determined, may reasonably be expected to result in a Material Adverse Effect.
     (x) Payment of Taxes. Seller has timely filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees and other governmental charges levied upon it or its property or income that are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof. Any taxes, fees and other governmental charges payable by Seller in connection with a transaction hereunder and the execution and delivery of the Program Documents have been paid, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
     (xi) No Defaults. Seller is not in default under any indenture, mortgage, deed of trust, agreement or other instrument or contractual or legal obligation to which it is a party or by which it is bound in any respect that may reasonably be expected to result in a Material Adverse Effect.
     (xii) ERISA. Seller is in compliance in all material respects with the requirements of ERISA and the Code, and no Reportable Event has occurred under any Plan maintained by Seller. The present value of all accumulated benefit obligations under each Plan subject to Title IV of ERISA (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such Plans. Seller and its Subsidiaries do not provide any material medical or health benefits to former employees other than as required by the Consolidated Omnibus Budget

Reconciliation Act, as amended, or similar state or local law (collectively, “COBRA”) at no cost to the employer. The assets of Seller are not “plan assets” within the meaning of 29 CFR 2510.3-101 as modified by Section 3(42) of ERISA.
     (xiii) Approved Mortgagee. Seller is approved by the Applicable Agency or HUD designation to be (a) either or both (1) a Fannie Mae-approved lender and (2) a FHLMC-approved Seller/Servicer and (b) a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee and a VA-approved lender.
     (xiv) True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Seller or any of its Subsidiaries to Purchaser in connection with the negotiation, preparation or delivery of this Agreement and the other Program Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. There is no fact known to Seller that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Program Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Purchaser for use in connection with the transactions contemplated hereby or thereby.
     (xv) Ownership; Priority of Liens. Seller owns all Related Mortgage Loans proposed to be sold subject to a Participation Certificate to Purchaser in any transaction hereunder, and any sale of a Participation Certificate hereunder shall convey all of Seller’s right, title and interest in and to the Participation Certificate and the Related Mortgage Loans to Purchaser. This Agreement creates in favor of Purchaser, a valid, enforceable first priority lien and security interest in the Participation Certificate and the Related Mortgage Loans, prior to the rights of all third Persons and subject to no other liens.
     (xvi) Investment Company Act. Neither Seller nor any of its Subsidiaries is an “investment company” or a company controlled by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (xvii) Seller Solvent; Fraudulent Conveyance. As of the date hereof and immediately after giving effect to each purchase of a Participation Certificate hereunder, the fair value of the assets of Seller is greater than the fair value of the liabilities (including, without limitation, contingent liabilities if and to the extent required to be recorded as a liability on the financial statements of Seller in accordance with GAAP) of Seller and Seller is and will be solvent, is and will be able to pay its debts as they mature and does not and will not have an unreasonably small capital to engage in the business in which it is engaged and proposes to engage. Seller does not intend to incur, or believe that it has incurred, debts beyond its ability to pay such debts as they mature. Seller is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of Seller or any of its assets. Seller is not transferring any Mortgage Loans with any intent to hinder, delay or defraud any of its creditors.
     (xviii) Custodial Account. All funds required to be segregated and deposited into the Custodial Account have been so segregated and deposited.
     (xix) Chief Executive Office. Seller’s chief executive office is located at 1 Mortgage Way, Mount Laurel, NJ 08054.
     (xx) True Sales. For any Related Mortgage Loan with respect to which the originator or prior owner is an Affiliate of Seller, any and all interest in such Mortgage Loans of such originator or prior owner has been sold, transferred, conveyed and assigned to Seller pursuant to a legal and true sale and such originator or prior owner retains no interest in such Related Mortgage Loan.
     (xxi) No Adverse Selection. Seller used no selection procedures that identified the Mortgage Loans offered for sale to Purchaser hereunder as being less desirable or valuable than other comparable Mortgage Loans owned by Seller.
     (xxii) No Broker. Seller has not dealt with any broker, investment banker, agent, or other person, except for Purchaser, who may be entitled to any commission or compensation in connection with the sale of the Participation Certificate and the Related Mortgage Loans pursuant to this Agreement; provided, that if Seller has dealt with any broker, investment banker, agent, or other person, except for Purchaser, who may be entitled to any commission or compensation in connection with the sale of the Participation Certificate and the Related Mortgage Loans pursuant to this Agreement, such commission or compensation shall have been paid in full by Seller.
     (xxiii) MERS. Seller is a member of MERS in good standing.
     (xxiv) Agency Approvals. Seller has all requisite Approvals.
     (xxv) Custodian. If the Custodian is a Person other than Purchaser, such Custodian is an eligible custodian under each applicable Agency Guide and Agency Program, and is not an Affiliate of Seller.
     (xxvi) No Adverse Actions. Seller has not received from any Applicable Agency, HUD, FHA or VA a notice of extinguishment or a notice indicating material breach, material default or material non-compliance which Purchaser could reasonably determine is reasonably likely to entitle such Applicable Agency or HUD, FHA or VA to terminate or suspend Seller or to have a Material Adverse Effect, or a notice from any Applicable Agency, HUD, FHA or VA indicating any adverse fact or circumstance in respect of Seller which Purchaser could reasonably determine is reasonably likely to entitle such Applicable Agency or HUD, FHA or VA, as the case may be, to revoke any Approval or otherwise terminate, suspend Seller as an approved issuer, seller or servicer, as applicable, or with respect to which such adverse fact or circumstance has caused any Applicable Agency, HUD, FHA or VA to terminate Seller. Seller has not received from any Applicable Agency, HUD, FHA or VA a notice of a sanction or a levy of penalties against the Seller which Purchaser could reasonably determine is reasonably likely to have a Material Adverse Effect.
          (b) Representations and Warranties Concerning Related Mortgage Loans. Seller hereby represents and warrants to Purchaser with respect to each Related Mortgage Loan as of the Purchase Date in respect of the Related Participation Certificate that:
     (i) Such Related Mortgage Loan was, immediately prior to the sale to Purchaser of the Participation Certificate, owned solely by Seller, is not subject to any lien, claim or encumbrance, including, without limitation, any such interest pursuant to a loan or credit agreement for warehousing mortgage loans other than a lien, claim or encumbrance that will be released simultaneously with payment of the Purchase Price for such Participation Certificate, and was originated and serviced in accordance with all applicable law and regulations, including without limitation the Federal Truth-in-Lending Act, the Real Estate Settlement Procedures Act, regulations issued pursuant to any of the aforesaid, and any and all rules, requirements, guidelines and announcements of the Applicable Agency, and, as applicable, the FHA and VA, as the same may be amended from time to time;
     (ii) The improvements on the land securing such Mortgage Loan are and will be kept insured at all times by responsible insurance companies acceptable to the Applicable Agencies and the Agency Guidelines against fire and extended coverage hazards under policies, binders or certificates of insurance with a standard mortgagee clause in favor of Seller and its assigns, providing that such policy may not be canceled without prior notice to Seller. Any proceeds of such insurance shall be held in trust for the benefit of Purchaser. The scope and amount of such insurance shall satisfy the rules, requirements, guidelines and announcements of the Applicable Agency, and shall in all cases be at least equal to the lesser of (A) the principal amount of such Mortgage Loan or (B) the maximum amount permitted by applicable law, and shall not be subject to reduction below such amount through the operation of a coinsurance, reduced rate contribution or similar clause;
     (iii) Each Mortgage is a valid first lien on the Mortgaged Property and is covered by an attorney’s opinion of title acceptable to the Applicable Agency or by a policy of title insurance on a standard ALTA, CLTA or similar lender’s form in favor of Seller and its assigns, subject only to exceptions permitted by the applicable Agency Program. Seller shall hold for the benefit of Purchaser such policy of title insurance, and, upon request of Purchaser, shall, as soon as practicable, deliver such policy to Purchaser or to the Custodian on behalf of Purchaser;
     (iv) To the extent applicable, either (i) such Mortgage Loan has been submitted to and not rejected by the FHA or the Department of Housing and Urban Development, as applicable, and is eligible for and pending receipt of insurance by the FHA under the National Housing Act or (ii) such Mortgage Loan is insured by the FHA under the National Housing Act, and in either case will be insured by FHA. To the extent applicable, either (i) such Mortgage Loan has been submitted to and not rejected by the VA and is eligible for and pending receipt of the guaranty by the VA under the

Servicemen’s Readjustment Act of 1944 or (ii) such Mortgage Loan is guaranteed by the VA under the Servicemen’s Readjustment Act of 1944. If such Mortgage Loan is not to be insured by the FHA under the National Housing Act or guaranteed by the VA under the Servicemen’s Readjustment Act of 1944 then such Mortgage Loan is otherwise insured or guaranteed in accordance with the requirements of the applicable Agency Program and is not subject to any defect that would prevent recovery in full or in part against the FHA, VA or other insurer or guarantor, as the case may be;
     (v) Such Mortgage Loan is in Strict Compliance with the requirements and specifications (including, without limitation, all representations and warranties required in respect thereof) set forth in the applicable Agency Guide;
     (vi) Such Mortgage Loan conforms in all respects with all requirements of the Takeout Commitment applicable to the Security to be backed by such Mortgage Loan. Each Takeout Commitment is valid and enforceable and Seller has no knowledge that Takeout Investor will not be able to perform under the terms of such Takeout Commitment;
     (vii) With respect to each MERS Mortgage Loan, a MIN has been assigned and such MIN is accurately provided on the schedule of Mortgage Loans attached to the Related Participation Certificate;
     (viii) With respect to each MERS Mortgage Loan, Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS;
     (ix) To the extent applicable, each Mortgage Loan is being serviced by a mortgage sub-servicer having all Approvals necessary to make such Mortgage Loan eligible to back a GNMA Security, Fannie Mae Security, or FHLMC Security, as applicable;
     (x) Each Mortgage Loan is eligible for sale to the Applicable Agency, and fully complies with all of the terms and conditions, including any covenants, representations and warranties, in the applicable Agency Guide; and
     (xi) Other than those certain purchase and sale agreements between Seller and its correspondent sellers or private label clients, no servicing agreement has been entered into with respect to the Mortgage Loan, or any such servicing agreement has been terminated.
          The representations and warranties of Seller in this Section 10(b) are unaffected by and supersede any provision in any endorsement of any Related Mortgage Loan or in any assignment with respect to such Mortgage Loan to the effect that such endorsement or assignment is without recourse or without representation or warranty. The representations and warranties set forth in this Agreement shall survive transfer of the Related Mortgage Loans to Purchaser and shall continue for so long as the Related Mortgage Loans are subject to this Agreement.

          Section 11. Affirmative Covenants.Seller hereby covenants and agrees with Purchaser that during the term of this Agreement and for so long as there remain any obligations of Seller to be paid or performed under the Program Documents:
          (a) Financial Statements and Other Reports.
          (i) Interim Statements. Seller shall cause to be delivered to Purchaser:
     (A) as soon as is practicable, but in any event within 45 days after the end of each calendar month, the unaudited consolidated balance sheet of PHH Parent and its Consolidated Subsidiaries, as at the end of such month, and the related unaudited consolidated statements of income and cash flows for PHH Parent and its Consolidated Subsidiaries for such month and for the portion of the then current fiscal year through the end of such month; and
     (B) as soon as is practicable, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of PHH Parent, either (1) the Form 10-Q filed by PHH Parent with the SEC or (2) the unaudited consolidated balance sheet of PHH Parent and its Consolidated Subsidiaries, as at the end of such fiscal quarter, and the related unaudited statements of income and cash flows for such quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter and the corresponding figures as of the end of the preceding fiscal year, and for the corresponding period in the preceding fiscal year;
     (ii) Annual Statements. Seller shall deliver or shall cause to be delivered to Purchaser:
     (A) as soon as is practicable, but in any event within 90 days after the end of each fiscal year of Seller, (1) consolidated statements of income (or operations) and consolidated statements of cash flows and changes in stockholders’ equity of Seller and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as at the end of such year and (2) an opinion of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial position and results of operations of Seller and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements were prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods; and
     (B) as soon as is practicable, but in any event within 90 days after the end of each fiscal year of PHH Parent, (1) either (x) consolidated statements of income (or operations) and consolidated statements of cash flows and changes in stockholders’ equity of PHH Parent and its Consolidated Subsidiaries for such year and the related consolidated balance sheets as at the end of such year, or (y) the Form 10-K filed by PHH Parent with the SEC and (2) if not included in such

Form 10-K, an opinion of independent certified public accountants of recognized national standing, which opinion shall state that said consolidated financial statements fairly present the consolidated financial position and results of operations of PHH Parent and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements were prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods;
     (iii) Projections. Seller shall cause to be delivered to Purchaser, as soon as practicable, but in any event within 90 days after the end of each fiscal year of PHH Parent, detailed projections of PHH Parent and its Consolidated Subsidiaries for the then current year and, as soon as available, significant revisions of any such projections, provided that, since such projections are by their nature only estimates, to the extent delivered to the best of knowledge and in good faith, such projections shall be delivered without any representation or warranty by Seller or PHH Parent as to the accuracy or completeness of such projections;
     (iv) Officer’s Certificate. (a) Together with the financial statements required to be delivered pursuant to Sections 11(a)(ii)(A), Seller shall deliver to Purchaser an officer’s certificate substantially in the form of Exhibit C hereto and (b) together with the financial statements and projections required to be delivered pursuant to Sections 11(a)(i)(A), 11(i)(B) , 11(ii)(B) and 11(iii), Seller shall cause to be delivered to Purchaser an officer’s certificate substantially in the form of Exhibit D hereto;
     (v) Reports and Information Regarding Related Mortgage Loans. Seller shall deliver to Purchaser, (a) with reasonable promptness, copies of any reports regarding the Related Mortgage Loans and any other information in Seller’s possession concerning the Related Mortgage Loans as Purchaser may reasonably request and (b) on a monthly basis, a report substantially in the form of Exhibit I hereto setting forth any demand(s) by a Takeout Investor or Insurer for the repurchase of a mortgage loan(s) or indemnification; and
     (vi) Other Reports. As may be reasonably requested by Purchaser from time to time, Seller shall deliver to Purchaser, within thirty (30) days of filing or receipt (a) copies of all regular or periodic financial or other reports, if any, that Seller files with any governmental, regulatory or other agency and (b) copies of all audits, examinations and reports concerning the operations of Seller from any Takeout Investor or Insurer or a licensing authority. Seller shall also deliver to Purchaser, with reasonable promptness, such further information reasonably related to the business, operations, properties or financial condition of Seller, in such detail and at such times as Purchaser may reasonably request.
          (b) Inspection of Properties and Books. At no cost to Purchaser, Seller shall permit authorized representatives of Purchaser to discuss the business, operations, assets and financial condition of PHH Parent, Seller and any of Seller’s Subsidiaries with their officers and employees and to examine their books of account and make copies and/or extracts thereof, upon reasonable notice to Seller at Seller’s place of business during normal business hours. Seller also shall make available to Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Loans and the financial affairs of PHH Parent, Seller and any of Seller’s Subsidiaries.
          (c) Notice. Seller shall give Purchaser prompt (but in no event later than three (3) Business Days after becoming aware) written notice (which can be in the form of automatic notices), in reasonable detail, of:
     (i) any action, suit or proceeding instituted by or against Seller in any federal or state court or before any commission or other regulatory body (federal, state or local, foreign or domestic), or any such action, suit or proceeding threatened against Seller, in any case, if such action, suit or proceeding, or any such action, suit or proceeding threatened against Seller, (i) involves a potential liability, on an individual or aggregate basis, equal to or greater than ten percent (10%) of Seller’s Tangible Net Worth, (ii) is reasonably likely to result in a Material Adverse Effect if determined adversely, or (iii) questions or challenges the validity or enforceability of any of the Program Documents.
     (ii) the filing, recording or assessment of any material federal, state or local tax lien against it, or any of its assets;
     (iii) the occurrence of any Potential Servicing Termination Event or a Servicing Termination Event;
     (iv) the actual or threatened suspension, revocation or termination of any of Seller’s Approvals;
     (v) the suspension, revocation or termination of any existing credit or investor relationship to facilitate the sale and/or origination of residential mortgage loans, where the amount or amounts of credit or investment involved exceed(s) $10,000,000;
     (vi) [reserved];
     (vii) the filing of any registration statements or other “corporate finance” SEC filing (other than 8-Ks, 10-Ks, 10-Qs and proxy statements) by PHH Parent or any of its Affiliates along with a copy of such filing, within five (5) Business Days of such filing;
     (viii) any Related Mortgage Loan is or becomes a Defective Mortgage Loan;
     (ix) any Takeout Investor threatens to set-off any amounts owed by Seller to such Takeout Investor exceeding $5,000,000 in the aggregate against the purchase proceeds owed by the Takeout Investor to Purchaser;
     (x) any change in any Key Personnel of Seller;
     (xi) any other action, event or condition of any nature that could reasonably be expected to result in a Material Adverse Effect with respect to Seller or that, with notice or lapse of time or both, would constitute a default under any material agreement, instrument or indenture to which Seller is a party or to which Seller, its properties or assets may be subject;
     (xii) any (i) change to the location of its chief executive office/chief place of business from that specified in Section 10(a)(xix), (ii) change in the name, identity or existence as a corporation or change in the location where Seller maintains its records with respect to the Related Mortgage Loans, or (iii) reincorporation or reorganization of Seller under the laws of another jurisdiction;
     (xiii) upon Seller becoming aware of any penalties, sanctions or charges levied, or threatened to be levied, against Seller or any change or threatened change in Approval status, or the commencement of any investigation, or the institution of any adverse action or the written threat of institution of any adverse action against Seller by any Applicable Agency, HUD, FHA or VA or any other agency, or any supervisory or regulatory Governmental Authority supervising or regulating the origination or servicing of mortgage loans by, or the issuer or seller status of, Seller;
     (xiv) upon Seller becoming aware of any termination or threatened termination by any Applicable Agency of the Custodian as an eligible custodian; and
     (xv) any change to the date on which Seller’s fiscal year begins from Seller’s current fiscal year beginning date; and
     (xvi) any material change in respect of any secondary marketing, underwriting, third party origination and interest rate risk management practices of Seller. By way of example but not limitation, any change to Seller’s hedging strategy, any change to add a new line of Mortgage Loan products or any change to add third party origination shall be considered material change.
          (d) Existence, Etc. Seller shall (i) preserve and maintain its legal existence, (ii) preserve and maintain all of its material rights, privileges, licenses and franchises necessary for Seller to conduct its business and to perform its obligations under the Program Documents if the failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, (iii) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, truth in lending, real estate settlement procedures and all environmental laws) if the failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect, (iv) maintain adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, and (v) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its properties prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
          (e) Solvency. Seller will be solvent at all relevant times prior to, and will not be rendered insolvent by, any sale of a Participation Certificate to Purchaser.

          (f) Servicing of Mortgage Loans. Subject to Section 6 above, Seller shall service all Related Mortgage Loans at Seller’s expense and without charge of any kind to Purchaser. Seller shall service such Related Mortgage Loans with the degree of care and in accordance with the servicing standards generally prevailing in the industry, including those required by Fannie Mae, FHLMC and GNMA.
          (g) Evidence of Purchase. Seller shall indicate on its computer records that each Participation Certificate and Related Mortgage Loan has been sold to Purchaser and, at the request of Purchaser, place on each of its written records pertaining to each Participation Certificate and Related Mortgage Loan a legend, in form and content satisfactory to Purchaser, indicating that such Participation Certificate and Related Mortgage Loan has been sold to Purchaser.
          (h) Defense of Title; Protection of Purchased Mortgage Loans. Seller warrants and will defend the right, title and interest of Purchaser in and to all Participation Certificates and Related Mortgage Loans against all adverse claims and demands of all Persons whomsoever. Seller will comply in all material respects with all applicable laws, rules and regulations of any Governmental Authority applicable to Seller or relating to the Participation Certificates and Related Mortgage Loans and cause the Participation Certificates and Related Mortgage Loans to comply with all applicable laws, rules and regulations of any such Governmental Authority. Seller shall allow Purchaser (a) to inspect any Mortgaged Property relating to a Related Mortgage Loan; (b) to appear in or intervene in any proceeding or matter affecting any Related Mortgage Loan or the value thereof; (c) to initiate, commence, appear in and defend any foreclosure, action, bankruptcy or proceeding which could affect Purchaser’s ownership or security of the Related Mortgage Loans or the value thereof, or the rights and powers of Purchaser; (d) to contest by litigation or otherwise any lien asserted against the Related Mortgage Loans or against the related Mortgaged Property, the improvements, or the personal property identified therein; and/or (e) to make payments on account of such encumbrances, charges, or liens and to service any Related Mortgage Loan and take any action it may deem appropriate to collect any Related Mortgage Loans or any part thereof or to enforce any rights with respect thereto. All reasonable costs and expenses, including reasonable attorneys’ fees (including, but not limited to, those incurred on appeal), that Purchaser may incur with respect to any of the foregoing and any expenditures it may make to protect or preserve the Related Mortgage Loans or the rights of Purchaser, shall be for the account of Seller. Seller shall repay the same to Purchaser.
          (i) Available Financing. PHH Parent and its Subsidiaries shall maintain aggregate Available Borrowing Capacity of at least $1,000,000,000 (excluding uncommitted warehouse capacity provided by Government-Sponsored Enterprises), provided that no more than $500,000,000 of such capacity is in respect of facilities that are exclusively gestation facilities.
          (j) Further Assurances. Seller shall, at its expense, promptly procure, execute and deliver to Purchaser, upon request, all such other and further documents, agreements and instruments in compliance with or accomplishment of the covenants and agreements of Seller in this Agreement.

          (k) Fidelity Bonds and Insurance. Seller shall maintain an insurance policy, in a form and substance satisfactory to each Applicable Agency, covering against loss or damage relating to or resulting from any breach of fidelity by Seller, or any officer, director, employee or agent of Seller, any loss or destruction of documents (whether written or electronic), fraud, theft, misappropriation and errors and omissions. This policy shall name Purchaser as an additional insured or a loss payee and shall be at a minimum in such amounts required by the Applicable Agency. Seller shall notify Purchaser of any material change in the terms of any such insurance.
          (l) Sharing of Information. Notwithstanding anything herein or in any other Program Agreement to the contrary, Seller shall allow Purchaser to exchange information related to the terms and conditions of the Program Documents and the Related Mortgage Loans with Persons who are providing or are contemplating providing credit of any kind to Seller and Seller shall permit each such Person to share such information with Purchaser, provided that, Purchaser may not share any information delivered to it pursuant to Sections 11(a)(i)-(iv), 11(a)(v)(b) and 11(a)(vi) hereof.
          (m) ERISA. As soon as reasonably possible, and in any event within fifteen (15) days after Seller knows or has reason to believe that any of the events or conditions specified below with respect to any Plan has occurred or exists, a statement signed by a senior financial officer of Seller setting forth details respecting such event or condition and the action, if any, that Seller or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by Seller or an ERISA Affiliate with respect to such event or condition):
     (i) any Reportable Event or failure to meet minimum funding standards, provided that a failure to meet the minimum funding standard of Section 412 of the Code or Sections 302 or 303 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code or any request for a waiver under Section 412(c) of the Code for any Plan;
     (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or an ERISA Affiliate to terminate any Plan;
     (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by Seller, any Subsidiary or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;
     (iv) the complete or partial withdrawal from a Multiemployer Plan by Seller, any Subsidiary or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by Seller, any Subsidiary or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or

4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;
     (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against Seller, any Subsidiary or any ERISA Affiliate to enforce Section 515 of ERISA, which proceeding is not dismissed within 30 days; and
     (vi) the adoption of an amendment to any Plan that, pursuant to Section 401(a)(29) of the Code, would result in the loss of tax-exempt status of the trust of which such Plan is a part if Seller, any Subsidiary or an ERISA Affiliate fails to timely provide security to such Plan in accordance with the provisions of said Sections.
          (n) MERS. Seller will comply in all material respects with the rules and procedures of MERS in connection with the servicing of all Related Mortgage Loans that are registered with MERS for as long as such Related Mortgage Loans are so registered.
          (o) Agency Audit and Approval Maintenance. Seller shall (i) at all times maintain copies of relevant portions of all Agency Audits in which there are material adverse findings, including without limitation notices of defaults, notices of termination of approved status, notices of imposition of supervisory agreements or interim servicing agreements, and notices of probation, suspension, or non-renewal, (ii) provide Purchaser with copies of such Agency Audits promptly upon Purchaser’s request, and (iii) take all actions necessary to maintain its respective Approvals.
          (p) Minimum Consolidated Net Worth. PHH Parent shall have a Consolidated Net Worth on the last day of any fiscal quarter ended after the Revolver Fourth Amendment Effective Date of at least $1,000,000,000.
          (q) Maximum Leverage Ratio. PHH Parent and its Subsidiaries shall at all times have a ratio of Indebtedness to Tangible Net Worth of no greater than 6.5 to 1.0.
          (r) Accuracy of Wire Instructions. With respect to each Related Mortgage Loan subject to a Takeout Commitment, Seller shall provide to the related Takeout Investor the wire transfer instructions identical to Purchaser’s designated wire instructions, or other wire transfer instructions approved by Purchaser in writing.
          Section 12. Negative Covenants.Seller hereby covenants and agrees with Purchaser that during the term of this Agreement and for so long as there remain any obligations of Seller to be paid or performed under this Agreement, Seller shall comply with the following:
          (a) Indebtedness. No Material Subsidiary of PHH Parent (or in the case of Sections 12(a)(x) and (xii), its Subsidiaries) shall incur, assume or suffer to exist any Indebtedness, except:
     (i) Indebtedness in existence on the Revolver Fourth Amendment Effective Date, or required to be incurred pursuant to a contractual obligation in existence on the Revolver Fourth Amendment Effective Date, which in either case (to the extent not otherwise permitted by paragraphs (ii)-(ix) of this Section 12(a)), is listed on Exhibit L hereto, but not any extensions or renewals thereof, unless effected on substantially the same terms or on terms not more adverse to the Lenders (as defined in the Revolving Credit Facility as of the Revolver Fourth Amendment Effective Date);
     (ii) purchase money Indebtedness (including Capital Leases);
     (iii) Indebtedness owing by any Material Subsidiary of PHH Parent to PHH Parent or any other Subsidiary of PHH Parent;
     (iv) Indebtedness of any Material Subsidiary of PHH Parent issued and outstanding prior to the date on which such Subsidiary became a Subsidiary of PHH Parent (other than Indebtedness issued in connection with, or in anticipation of, such Subsidiary becoming a Subsidiary of PHH Parent); provided that immediately prior and on a Pro Forma Basis after giving effect to such Person becoming a Subsidiary of PHH Parent, no Default or Event of Default (as such terms are defined in the Revolving Credit Facility as of the Revolver Fourth Amendment Effective Date) shall occur or then be continuing and the aggregate principal amount of such Indebtedness, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (v) and (vi) below, shall not exceed $150,000,000;
     (v) any renewal, extension or modification of Indebtedness under paragraph (iv) above so long (a) as such renewal, extension or modification is effected on substantially the same terms or on terms which, in the aggregate, are not more adverse to the Lenders (as defined in the Revolving Credit Facility as of the Revolver Fourth Amendment Effective Date) and (b) the principal amount of such Indebtedness is not increased;
     (vi) other Indebtedness of any Material Subsidiary of PHH Parent (to the extent not otherwise permitted by this Section 12(a)), in an aggregate principal amount which, when added to the aggregate outstanding principal amount of Indebtedness permitted by paragraphs (iv) and (v) above, does not exceed $150,000,000;
     (vii) Indebtedness of Special Purpose Vehicle Subsidiaries incurred to finance investments in lease agreements and vehicles by such Subsidiaries, so long as the lender (and any other party) in respect of such Indebtedness has recourse, if any, solely to the assets of such Special Purpose Vehicle Subsidiary;
     (viii) Indebtedness of any Asset Securitization Subsidiary incurred solely to finance asset securitization transactions as long as the lender (and any other party) in respect of such Indebtedness has recourse (other than customary limited recourse based on misrepresentations or failure of such assets to meet customary eligibility criteria), if any, solely to the assets securitized in the applicable asset securitization transaction and, if such Asset Securitization Subsidiary is of the type described in clause (i) of the definition of “Asset Securitization Subsidiary”, the capital stock of such Asset Securitization Subsidiary;
     (ix) Indebtedness (other than Indebtedness of Asset Securitization Subsidiaries incurred to finance asset securitization transactions permitted by this Agreement)

consisting of the obligation to repurchase mortgages and related assets or secured by mortgages and related assets in connection with Mortgage Warehouse Facilities;
     (x) Indebtedness of PHH Home Loans, LLC incurred under the PHH Home Loans Intercompany Credit Agreement, in an aggregate principal amount not to exceed $100,000,000;
     (xi) Indebtedness of any Subsidiary Borrower (as defined in the Revolving Credit Facility as of the Revolver Fourth Amendment Effective Date) incurred under the Revolving Credit Facility;
     (xii) guarantees by any Subsidiary of PHH Parent of any senior notes issued by PHH Parent after the Revolver Fourth Amendment Effective Date; and
     (xiii) Indebtedness incurred in connection with any Servicing Advance Facility entered into with Government-Sponsored Enterprises, in an aggregate principal amount not to exceed $120,000,000.
Notwithstanding the foregoing, PHH Parent and its Subsidiaries shall not incur or issue after the date hereof any Indebtedness for borrowed money which has scheduled or mandatory principal maturities prior to March 31, 2013 (other than, (1) Indebtedness incurred pursuant to Sections 12(a)(iii) (provided that such Indebtedness incurred pursuant to Section 12(a)(iii) is senior Indebtedness), (vii), (viii), (ix), (x) and (xiii), (2) in the case of secured Indebtedness, prepayments required from the sale of the applicable collateral, (3) any other Indebtedness requiring prepayments in connection with a change of control offer (and any such change of control shall be incorporated herein and be deemed to be included in the definition of “Change of Control”) and (4) any renewals, extensions or modifications of existing Indebtedness permitted pursuant to this Section 12(a).
          (b) Lines of Business. Seller shall not make any material change in the nature of its business as carried on at of the date hereof.
          (c) [Reserved.]
          (d) Loss of Eligibility. Seller shall not, either directly or indirectly, without the prior written consent of Purchaser, take, or fail to take, any action that would cause Seller to lose any of its Approvals, provided that, it shall not be a breach of this Section 12(d) in the event that Seller intentionally terminates its Approvals with Fannie Mae or FHLMC (not as a result of Fannie Mae or FHLMC expressing its intention to terminate such Approval), so long as Seller maintains the approvals from the Applicable Agency or HUD designation to be (i) either a Fannie Mae-approved lender or a FHLMC-approved Seller/Servicer and (ii) a GNMA-approved issuer, a GNMA-approved servicer, a FHA-approved mortgagee and a VA-approved lender.
          (e) Loans and Advances. Seller shall not, either directly or indirectly, without the prior written consent of Purchaser, make any personal loans or advances to any officers, employees or shareholders of Seller in an aggregate amount exceeding ten percent (10%) of Seller’s Tangible Net Worth.

          (f) [Reserved.]
          (g) No Prepayment. PHH Parent and its Subsidiaries shall not prepay or redeem any Indebtedness for borrowed money if such prepayment or redemption would result in a breach of a covenant under the Revolving Credit Facility as of the Revolver Fourth Amendment Effective Date.
          (h) Liens on Purchased Mortgage Loans and Purchased Assets. Seller acknowledges that with each sale of a Participation Certificate it shall have sold the Related Mortgage Loans and shall have granted to Purchaser a first priority security interest in such assets in the event such transaction is deemed a loan. Accordingly, Seller shall not create, incur, assume or suffer to exist any lien upon the Participation Certificate, the Related Mortgage Loans or the Collateral, other than as granted to Purchaser herein.
          (i) Transactions with Affiliates. Seller shall not, directly or indirectly, enter into any transaction with its Affiliates, if any, without the prior written consent of Purchaser, including, without limitation, (a) making any loan, advance, extension of credit or capital contribution to an Affiliate, (b) transferring, selling, pledging, assigning or otherwise disposing of any of its assets to or on behalf of an Affiliate, (c) purchasing or acquiring assets from an Affiliate, or (d) paying management fees to or on behalf of an Affiliate; provided, however, that Seller may, without the prior written consent of Purchaser, and provided that a Potential Servicing Termination Event or a Servicing Termination Event is not existing and will not occur as a result thereof, engage in a transaction(s) with any or all of its Affiliates if (i) such transaction is in the ordinary course of Seller’s mortgage banking business, and (ii) such transaction is upon fair and reasonable terms no less favorable to Seller had Seller entered into a comparable arm length’s transaction with a Person which is not an Affiliate. For the avoidance of doubt the Permitted Affiliate Transactions shall not constitute a violation of this Section 12(i).
          (j) Consolidation, Merger, Sale of Assets and Change of Control. Seller shall not, directly or indirectly, (a) wind up, liquidate or dissolve its affairs; (b) enter into any transaction of merger or consolidation with any Person; (c) form or enter into any partnership, joint venture, syndicate or other combination which could have a Material Adverse Effect or (d) sell or dispose of all or substantially all of Seller’s assets (consummate any transaction, or series of related transactions, having similar effect); provided, however, that Seller may acquire and sell Mortgage Loans in the ordinary course of Seller’s mortgage banking business and such activity shall not constitute a breach of this clause (d).
          (k) [Reserved.]
          (l) Participation Certificate; Related Mortgage Loans. Seller shall not attempt to resell, reassign, retransfer or otherwise dispose of, or grant any option with respect to, or pledge or otherwise encumber (except pursuant to this Agreement) any of the Participation Certificate, the Related Mortgage Loans, the servicing rights to the Related Mortgage Loans or any other interest therein.
          (m) [Reserved.]

          (n) Underwriting Guidelines. Without the prior written consent of Purchaser, such consent not to be unreasonably withheld, Seller shall not amend or otherwise modify the Seller’s Approved Agency Guidelines in any material respect. If Seller requests Purchaser’s consent and Purchaser fails to respond to Seller’s request within ten (10) Business Days following the date of Seller’s request, Purchaser shall be deemed to have consented to Seller’s request. In the event that Seller makes any material amendment or modification to the Approved Agency Guidelines, Seller shall promptly deliver to Purchaser a complete copy of the amended or modified Approved Agency Guidelines specifying in detail the amendments and modifications set forth therein from the previous copy delivered.
          Section 13. Term. This Agreement shall continue in effect until the Termination Date; provided, that no termination will affect the obligations hereunder as to any of the Participation Certificates then outstanding hereunder or any Security not yet delivered to the related Takeout Investor.
          Section 14. Set-Off. (a) In addition to any rights and remedies of Purchaser provided by this Agreement and by law, Purchaser shall have the right, without prior notice to Seller, any such notice being expressly waived by Seller to the extent permitted by applicable law, upon any amount becoming due and payable by Seller hereunder to set-off and appropriate and apply against such amount any and all property and deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Purchaser or any Affiliate thereof to or for the credit or the account of Seller (including, without limitation, the amount of any accrued and unpaid Holdback Amounts). Purchaser may also set-off cash and all other sums or obligations owed by Purchaser or its Affiliates to Seller (whether under this Agreement or under any other agreement between the parties or between Seller and any Affiliate of Purchaser) against all of Seller’s obligations to Purchaser or its Affiliates (whether under this Agreement or under any other agreement between the parties or between Seller and any Affiliate of Purchaser), whether or not such obligations are then due. The exercise of any such right of set-off shall be without prejudice to Purchaser’s or its Affiliate’s right to recover any deficiency.
          (b) In addition to the rights in subsection (a) above, Purchaser and its Affiliates (collectively, “Bank of America Related Entities”), shall have the right to set-off and to appropriate or apply any and all deposits of money or property or any other indebtedness at any time held or owing by the Bank of America Related Entity to or for the credit of the account of Seller, PHH Parent and any of its Material Subsidiaries (other than pursuant to any Securitization Indebtedness or to the credit of an Asset Securitization Subsidiary or PHH Home Loans Entity) against and on account of the obligations of Seller under any agreement(s) between Seller, PHH Parent and any of its Material Subsidiaries, on the one hand (other than an agreement related to any Securitization Indebtedness or with an Asset Securitization Subsidiary or PHH Home Loans Entity), and the Bank of America Related Entity, on the other hand, irrespective of whether or not the Bank of America Related Entity shall have made any demand hereunder and whether or not said obligations shall have matured. If a Bank of America Related Entity other than Purchaser intends to exercise its right to set-off in this subsection (b), such Bank of America Related Entity shall provide Seller prior notice thereof, and upon Seller’s receipt of such notice, if the basis for such right to set-off is Seller’s breach or default of its obligations to the Bank of

America Related Entity, Seller shall have three (3) Business Days to cure any such breach or default in order to avoid such set-off.
          Section 15. Indemnification. Seller shall indemnify and hold Purchaser harmless against any and all Losses (including, without limitation, Losses incurred by Purchaser on account of fees paid by Purchaser to the Applicable Agency to cause the Securities to be issued or any Losses in connection with any indemnification by Purchaser of the Applicable Agency) resulting from Seller’s negligence, willful misconduct or breach of its obligations (including, without limitation, any failure to perform servicing obligations) in strict compliance with the terms of this Agreement. Without prejudice to the survival of any other agreement of Seller hereunder, the covenants and obligations of Seller contained in this Section 15 shall survive the termination of this Agreement.
          Section 16. Exclusive Benefit of Parties; Assignment. This Agreement is for the exclusive benefit of the parties hereto and their respective successors and assigns and shall not be deemed to give any legal or equitable right to any other person, including the Takeout Investor and Custodian. Except as provided in Section 7, no rights or obligations created by this Agreement may be assigned by either party hereto without the prior written consent of the other party.
          Any Person into which Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which Seller shall be a party, or any Person succeeding to the business of Seller, shall be the successor of Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding
          Section 17. Amendments; Waivers; Cumulative Rights. This Agreement may be amended from time to time only by written agreement of Seller and Purchaser. Any forbearance, failure or delay by either party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver thereof, and any single or partial exercise by either party of any right, power or remedy hereunder shall not preclude the further exercise thereof or the exercise of any other right, power or remedy hereunder. Every right, power and remedy of either party shall continue in full force and effect until specifically waived by such party in writing. No right, power or remedy shall be exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred hereby or hereafter available at law or in equity or by statute or otherwise.
          Section 18. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The parties agree that this Agreement, any documents to be delivered pursuant to this Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.
          Section 19. Effect of Invalidity of Provisions. In case any one or more of the provisions contained in this Agreement should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.
          Section 20. Governing Law. THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAW PROVISIONS (EXCEPT FOR SECTION 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW.
          EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
          (a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
          (b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
          (c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH IN SECTION 21; AND
          (d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
          Section 21. Notices. Any notices, consents, elections, directions and other communications given under this Agreement shall be in writing and shall be deemed to have been duly given when telecopied, emailed or delivered by overnight courier to, personally delivered to, or on the third Business Day following the placing thereof in the mail, first class postage prepaid to, the parties hereto at the related address set forth in Annex B or to such other address as either party shall give notice to the other party pursuant to this Section. Notices to any Assignee shall be given to such address as the Assignee shall provide to Seller in writing. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a

Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
          Section 22. Entire Agreement. This Agreement and the other Program Documents contain the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements between them, oral or written, of any nature whatsoever with respect to the subject matter hereof.
          Section 23. Costs of Enforcement. (a) In addition to any other indemnity specified in this Agreement, Seller agrees to pay as and when billed by Purchaser all of the out-of-pocket costs and expenses incurred by Purchaser in connection with the development, preparation, and execution of, and any amendment, supplement or modification to, and enforcement of this Agreement, any other related document or any other documents prepared in connection herewith or therewith. Seller agrees to pay as and when billed by Purchaser all of the out-of-pocket costs and expenses incurred in connection with the consummation, monitoring and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable fees, disbursements and expenses of counsel to Purchaser, provided however, that Seller’s obligations to pay for the fees, disbursements and expenses of counsel to Purchaser shall be limited to the fees, disbursements and expenses of one law firm and (ii) all the due diligence, inspection, testing and review costs and expenses incurred by Purchaser with respect to the Related Mortgage Loans under this Agreement.
          (b) If Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, reasonable fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Purchaser, in its sole discretion and Sellers shall remain liable for any such payments by Purchaser. No such payment by Purchaser shall be deemed a waiver of any of Purchaser’s rights under this Agreement.
          (c) In addition to any other indemnity specified in this Agreement, in the event of a breach by Seller of this Agreement or any other Program Document, Seller agrees to pay the reasonable attorneys’ fees and expenses of Purchaser and/or any Assignee incurred as a consequence of such breach.
          Section 24. Securities Contract; Netting Agreement. (a) Seller and Purchaser recognize that each sale of a Participation Certificate (including and the related servicing rights) under this Agreement is a “securities contract” and a “master netting agreement” as those terms are defined in Section 741 and Section 101(38A)(A) of the Bankruptcy Code, respectively, and a “qualified financial contract” as that term is defined in the FDIA. Seller and Purchaser further recognize that the beneficial interest in the Related Mortgage Loans evidenced by a Participation Certificate shall constitute an “interest in a mortgage loan” as that term is used in Section and 741(7)(A)(i) of Bankruptcy Code.
          (b) It is understood that the Purchaser shall have the right to liquidate, terminate and accelerate, or exercise any other remedies permitted upon the occurrence of any Servicing Termination Event, and that such liquidation, termination and acceleration rights constitute contractual rights to liquidate, terminate and accelerate the transactions under a “securities contract” and a “master netting agreement” as described in Section 555 and

Section 561 of the Bankruptcy Code, respectively, and a “qualified financial contract” as described Section 1821(e)(8)(A)(i) of the FDIA.
          (c) The parties hereto agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the FDIA, then each transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such transaction would render such definition inapplicable).
          (d) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation,” respectively, as defined in and subject to FDICIA.
          (e) The provision related to the grant of a security interest in the Additional Collateral is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and the transactions hereunder as defined under Section 741(7)(A)(xi) of the Bankruptcy Code.
          Section 25. Construction. The headings in this Agreement are for convenience only and are not intended to influence its construction. References to Sections, Exhibits and Annexes in this Agreement are to the Sections of and Exhibits and Annexes to this Agreement. The Exhibits and Annexes are part of this Agreement. In this Agreement, the singular includes the plural, the plural the singular, and the words “and” and “or” are used in the conjunctive or disjunctive as the sense and circumstances may require.
          Section 26. Confidentiality. Notwithstanding anything in this Agreement to the contrary, Purchaser shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Related Mortgage Loans and/or any applicable terms of this Agreement (the “Seller Confidential Information”). Purchaser understands that the Seller Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Purchaser agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable federal and state privacy laws. Purchaser shall implement such physical and other security measures as shall be necessary to (i) ensure the security and confidentiality of the “nonpublic personal information” of the “customers”, “consumers” (as those terms are defined in the Act) and Mortgagors of Seller or any Affiliate of Seller which Purchaser holds, (ii) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (iii) protect against any unauthorized access to or use of such nonpublic personal information. Purchaser represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Purchaser shall notify Seller timely following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers, consumers and Mortgagors of Seller or any Affiliate of Seller provided directly to the Purchaser by Seller or such Affiliate. Purchaser shall provide such notice to Seller by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.
[SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, Purchaser and Seller have duly executed this Agreement as of the date and year set forth on the cover page hereof.

BANK OF AMERICA, N.A.
By:	/s/ J. Craig Weakley
	Name:	J. Craig Weakley
	Title:	Managing Director

PHH MORTGAGE CORPORATION
By:	/s/ Mark E. Johnson
	Name:	Mark E. Johnson
	Title:	SVP and Treasurer

EXHIBIT A
[RESERVED]

A-1

EXHIBIT B
TRADE ASSIGNMENT
                     (“Takeout Investor”)
(Address)
Attention:
Fax No.:
Dear Sirs:
          You have a commitment (the “Commitment”), trade-dated                     ___, ___, to purchase $______of ___% ___year,
(Check Box)

☐	(a)	Government National Mortgage Association;

☐	(b)	Federal National Mortgage Association; or

☐	(c)	Federal Home Loan Mortgage Corporation.
mortgage-backed pass-through securities (“Securities”) at a purchase price of                      from                      on (insert Settlement Date). Our intention is to assign $_______of this Commitment’s full amount. This is to confirm that (i) the form of this assignment conforms to the PSA guidelines, (ii) the Commitment is in full force and effect, (iii) the Commitment has been assigned to Bank of America, N.A. (“BANA”) whose acceptance of such assignment is indicated below, (iv) you will accept delivery of such Securities directly from BANA or its designee and (v) you will pay BANA for such Securities. Payment will be made “delivery versus payment (DVP)” to BANA in immediately available funds.
          If you have any questions, please call                      at (___) ___-___immediately or contact him by fax at (___) ___-___.

Very truly yours,

PHH MORTGAGE CORPORATION

By:
Title:
Date:

B-1

Agreed to:
[                    ]

By:
Title:
Date:
Notice of delivery and confirmation of receipt are the obligations of BANA. Prompt notification of incorrect information or rejection of the trade assignment should be made to [___].

B-2

EXHIBIT C
FORM OF SELLER’S OFFICER’S COMPLIANCE CERTIFICATE
[PERIOD END                     ]
[Date]1
I, [  ] hereby certify:
     1. I am the duly elected and authorized [Chief Financial Officer or Vice President responsible for financial administration or Chief Accounting Officer] of PHH Mortgage Corporation, a New Jersey corporation (the “Company”).
     2. I am familiar with the terms and conditions of the Mortgage Loan Participation Purchase and Sale Agreement dated as of July 23, 2010, between the Company and Bank of America, N.A. (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Purchase Agreement”). All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.
     3. The attached financial statements of the Company and its Subsidiaries for the end of the fiscal year referred to above have been prepared from the books of the Company and its Subsidiaries in accordance with the generally accepted accounting principles used in the preparation of financial statements and, to the best of my knowledge, information, and belief, upon due inquiry, present fairly the financial position of the Company and its Consolidated Subsidiaries as at the end of such period and the results of their operations for the period then ended.
     4. To the best of my knowledge, information, and belief, after due inquiry, there is no Potential Servicing Termination Event or Servicing Termination Event, except as may be otherwise set forth herein.
     The foregoing certifications and the financial statements attached to this certificate in support hereof, are made and delivered the day and year first written above pursuant to Sections 11(a)(ii)(A) and 11(a)(iv) of the Purchase Agreement.

[1]	Date of delivery of compliance certificate.

C-1

Attachments
1.	financial statements

C-2

EXHIBIT D
FORM OF PHH PARENT’S OFFICER’S COMPLIANCE CERTIFICATE
[PERIOD END                     ]
[Date]1
I, [  ] hereby certify:
     1. I am the duly elected and authorized [Chief Financial Officer or Vice President responsible for financial administration or Chief Accounting Officer] of PHH Corporation, a Maryland corporation (the “Company”).
     2. I am familiar with the terms and conditions of the Mortgage Loan Participation Purchase and Sale Agreement dated as of July 23, 2010, between PHH Mortgage Corporation and Bank of America, N.A. (as such agreement may be amended, supplemented or otherwise modified, renewed or replaced from time to time, the “Purchase Agreement”). All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.
     3. The attached financial statements of the Company and its Subsidiaries for the end of the fiscal [month][quarter][year] referred to above have been prepared from the books of the Company and its Subsidiaries in accordance with the generally accepted accounting principles used in the preparation of financial statements and, to the best of my knowledge, information, and belief, upon due inquiry, present fairly the financial position of the Company and its Consolidated Subsidiaries as at the end of such fiscal period and the results of their operations for the period then ended, subject, in the case of monthly or quarterly statements, to year-end audit and audit adjustments and to the absence of footnote disclosure.
     4. Attached hereto, in reasonable detail, are the computations and comparisons required to demonstrate compliance with the provisions of Sections 11(i), (p) and (q) of the Purchase Agreement.
     5. Attached hereto is a schedule (in the form of Schedule 5.1(c) to the Revolving Credit Facility) describing the Mortgage Warehouse Facilities available to PHH Parent or its Subsidiaries on the last day of the most recently ended fiscal quarter.
     6. The attached are detailed projections of the Company and its Consolidated Subsidiaries for the current fiscal year.2

[1]	Date of delivery of compliance certificate.

[2]	Only applicable to financial projections, and as applicable, any significant revisions of such projections.

     The foregoing certifications, together with the computations and comparisons set forth in the attachments hereto and the financial statements attached to this certificate in support hereof, are made and delivered the day and year first written above pursuant to Sections [11(a)(i)(A)], [11(a)(i)(B)], [11(a)(ii)(B)], [11(a)(iii)] and 11(a)(iv) of the Purchase Agreement.

Attachments
1.	financial statements;

2.	the computations and comparisons (in reasonable detail) required to demonstrate compliance with the provisions of Sections 11(i), (p) and (q) of the Purchase Agreement;

3.	a schedule of Mortgage Warehouse Facilities; and

4.	detailed projections of the Company and its Consolidated Subsidiaries for the current fiscal year.[1]

[1]	Only applicable to financial projections, and as applicable, any significant revisions of such projections.

EXHIBIT E
ASSIGNMENT
FOR VALUE RECEIVED the undersigned hereby sell(s) and assign(s) and transfer(s) unto
(Please print or typewrite name and address, including postal zip code of assignee)
an undivided Participation Interest Equal to                                          % of the beneficial interest in the Mortgage Loans relating to the within Participation Certificate, Pool No. (or FHLMC Contract No.):                                          , Pass-Through Rate                      , Discount                      and hereby authorize(s) the transfer of registration of such interest to assignee.

[Assignor]
By:
Name:
Title:

Dated:

E-1

EXHIBIT F
FORM OF CONFIRMATION
Subject: Confirmation of purchase of a Participation Certificate on [purchase date].
Bank of America, N.A. (“Purchaser”) is pleased to confirm its purchase from PHH Mortgage Corporation (“Seller”) of a Participation Certificate evidencing a 100% undivided beneficial ownership interest in the Mortgage Loans relating to the pool number referred to herein, pursuant to the Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 23, 2010 (the “Agreement”), between Purchaser and Seller, under the following terms and conditions:
Agency: GNMA
Pool Type: GNMA II
Pool Number: [     ]
CUSIP: TBA
Coupon: [     ]
Term: [     ]
Allocated Amount: [     ]
Early Funding Date/Trade Date: [     ]
Issue Date: [     ]
Settlement Date: [     ]
Trade Price: [     ]
100% of GNMA TBA Price: [     ]
PC Purchase Price: [     ]
Interest on PC (financing fee): [     ]
Interest on Pool: [     ]
Trade Discount: [     ]
Holdback Amount: [     ]
Initial Payment to Seller: [     ]
F-1

EXHIBIT G
SELLER’S SECRETARY’S CERTIFICATE
     I,                     , hereby certify that I am the duly elected                      of PHH Mortgage Corporation, a New Jersey corporation (“Seller”), and further certify, on behalf of Seller as follows:
     1. Attached hereto as Attachment I is a true and correct copy of the certificate of incorporation of Seller as are in full force and effect on the date hereof.
     2. Attached hereto as Attachment II is a true and correct copy of the bylaws of Seller which are in full force and effect on the date hereof.
     3. Attached hereto as Attachment III is a Certificate of Good Standing of Seller, issued by the State of New Jersey Department of the Treasury dated ___, ___. No event has occurred since ___, ___which has affected the good standing of Seller under the laws of the State of New Jersey.
     4. Each person who, as an officer or attorney-in-fact of Seller, signed or will sign (a) the Mortgage Loan Participation Purchase and Sale Agreement (the “Purchase Agreement”), dated as of July 23, 2010, by and between Seller and Bank of America, N.A. (the “Purchaser”); (b) the Custodial Agreement (the “Custodial Agreement”), dated as of July 23, 2010, by and among Seller, Purchaser, The Bank of New York Mellon Trust Company, N.A. and, solely for the purposes of its obligations under Section 3(a) of the Custodial Agreement, The Bank of New York Mellon; (c) the Pricing Side Letter (the “Pricing Side Letter”), dated as of July 23, 2010, by and among Seller and Purchaser; and (d) any other document delivered prior hereto or on the date hereof in connection with transactions contemplated in the Purchase Agreement was, at the respective times of such signing and delivery, and is as of the date hereof, duly elected or appointed, qualified and acting as such officer or attorney-in-fact, and the signatures of such persons appearing on such documents are their genuine signatures.
     5. Attached hereto as Attachment IV is a true and correct copy of the resolutions duly adopted by the board of directors of Seller on ___, ___(the “Resolutions”) with respect to the authorization and approval of the transactions contemplated in the Purchase Agreement; said Resolutions have not been amended, modified, annulled or revoked and are in full force and effect on the date hereof.
     6. Incumbency of Officers. The below named persons have been duly elected or appointed, and have been duly qualified as officers of Seller holding the respective office below set opposite his or her name, and the signature below set opposite his or her name is his or her genuine signature.

Name	Office	Signature

G-1

     All capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Purchase Agreement.
     IN WITNESS WHEREOF, I have hereunto signed my name.
Dated:                     , ___

By:
Name:
Title:
G-2

EXHIBIT H
SELLER’S BOARD RESOLUTIONS
     THE UNDERSIGNED, being all of the members of the Board of Directors of PHH Mortgage Corporation, a New Jersey corporation (“PHH Mortgage”), hereby adopt the resolutions set forth below with the same force and effect as if such resolutions were approved and adopted at a duly constituted meeting of the Board of Directors of the PHH Mortgage.
     RESOLVED, that the execution, delivery and performance by PHH Mortgage of (i) the Mortgage Loan Participation Purchase and Sale Agreement (the “Purchase Agreement”), to be entered into by and between PHH Mortgage and Bank of America, N.A. (the “Purchaser”) substantially in the form attached hereto as Exhibit A, and (ii) the Pricing Side Letter (the “Pricing Side Letter”) to be entered into by and between PHH Mortgage and the Purchaser are hereby authorized and approved and that the President, the Chief Financial Officer, any Executive Vice President, any Senior Vice President or the Treasurer (collectively, the “Authorized Officers”) of PHH Mortgage be and each of them hereby is authorized and directed to execute and deliver the Purchase Agreement and Pricing Side Letter to the Purchaser with such changes as the officer executing the same shall approve, his execution and delivery thereof to be conclusive evidence of such approval; and be it further
     RESOLVED, that the execution, delivery and performance by PHH Mortgage of the Custodial Agreement (the “Custodial Agreement”) to be entered into by PHH Mortgage, the Purchaser, The Bank of New York Mellon Trust Company, N.A., as custodian, and, solely for the purposes of its obligations under Section 3(a) to the Custodial Agreement, The Bank of New York Mellon, substantially in the form attached hereto as Exhibit B, are hereby authorized and approved and that the Authorized Officers of PHH Mortgage be and each of them hereby is authorized and directed to execute and deliver the Custodial Agreement to the Purchaser and Custodian with such changes as the officer executing the same shall approve, his execution and delivery thereof to be conclusive evidence of such approval; and be it further
     RESOLVED, that the Authorized Officers hereby are, and each hereby is, authorized to execute and deliver all such aforementioned agreements on behalf of PHH Mortgage and to do or cause to be done, in the name and on behalf of PHH Mortgage, any and all such acts and things, and to execute, deliver and file in the name and on behalf of PHH Mortgage, any and all such agreements, applications, certificates, instructions, receipts and other documents and instruments, as such Authorized Officer may deem necessary, advisable or appropriate in order to carry out the purposes of the foregoing resolutions; and be it further
     RESOLVED, that the proper officers, agents and counsel of PHH Mortgage are, and each of such officers, agents and counsel is, hereby authorized for and in the name and on behalf of PHH Mortgage to take all such further actions and to execute and deliver all such other agreements, instruments and documents, and to make all governmental filings, in the name and on behalf of PHH Mortgage and such officers are authorized to pay such fees, taxes and expenses, as advisable in order to fully carry out the intent and accomplish the purposes of the resolutions heretofore adopted hereby; and be it further
H-1

     RESOLVED, that this document may be signed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have duly executed this unanimous written consent of the Board of Directors as of the ___day of July, 2010.

By:
Name:
Title:

By:
Name:
Title:
H-2

EXHIBIT I
SELLER’S MONTHLY REPORT
I-1

EXHIBIT J
PERMITTED AFFILIATE AGREEMENTS
     • Strategic Relationship Agreement, dated as of January 31, 2005, by and among Cendant Real Estate Services Group, LLC, Cendant Real Estate Services Venture Partner, Inc., PHH Corporation, PHH Mortgage Corporation, PHH Broker Partner Corporation, and PHH Home Loans, LLC
     • Management Services Agreement, dated as of March 31, 2006, by and among PHH Home Loans, LLC, PHH Mortgage Corporation and others
     • Flow Servicing Agreement, dated as of May 1, 2010, among certain Subsidiaries of PHH Mortgage Corporation, as owners, and PHH Mortgage Corporation, as servicer.
     • Sublease, dated as of June 1, 2005, between PHH Mortgage Corporation and PHH Home Loans, LLC
     • Loan Purchase and Sale Agreement, dated October 1, 2005, between PHH Mortgage Corporation and PHH Home Loans, LLC
     • Correspondent Agreements between PHH Mortgage Corporation and certain of its Subsidiaries
     • Indemnity Agreement, dated as of May 18, 2009, between PHH Mortgage Corporation and PHH Home Loans, LLC

J-1

EXHIBIT K
FORM OF POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS:
     WHEREAS, Bank of America, N.A. (“Purchaser”) and PHH Mortgage Corporation (“Seller”) have entered into the Participation Purchase and Sale Agreement, dated as of July 23, 2010 (the “Agreement”), pursuant to which Purchaser has agreed to purchase from Seller certain mortgage loans from time to time, subject to the terms and conditions set forth therein;
     WHEREAS, Seller has agreed to give to Purchaser a power of attorney on the terms and conditions contained herein in order for Purchaser to take any action that Purchaser may deem necessary or advisable to accomplish the purposes of the Agreement;
     NOW, THEREFORE, Seller hereby irrevocably constitutes and appoints Purchaser its true and lawful Attorney-in-Fact, with full power and authority hereby conferred in its name, place and stead and for its use and benefit, to do and perform the following in connection with mortgage loan purchased by Purchaser from Seller under the Agreement (the “Purchased Assets”) or as otherwise provided below:
     (1) to receive, endorse and collect all checks made payable to the order of Seller representing any payment on account of the Purchased Assets;
     (2) to assign or endorse any mortgage, deed of trust, promissory note or other instrument relating to the Purchased Assets;
     (3) to correct any assignment, mortgage, deed of trust or promissory note or other instrument relating to the Purchased Assets, including, without limitation, unendorsing and re- endorsing a promissory note to another investor;
     (4) to complete and execute lost note affidavits or other lost document affidavits relating to the Purchased Assets;
     (5) to issue title requests and instructions relating to the Purchased Assets;
     (6) to give notice to any individual or entity of its interest in the Purchased Assets under the Agreement; and
     (7) to service and administer the Purchased Assets, including, without limitation, the receipt and collection of all sums payable in respect of the Purchased Assets.
     Seller hereby ratifies and confirms all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

     TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND PURCHASER ON ITS OWN BEHALF AND ON BEHALF OF PURCHASER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
[SIGNATURES FOLLOW]

     IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this ___ day of                     , 201_.

PHH MORTGAGE CORPORATION
By:
Name:
Title:

Acknowledgment of Execution by Seller (Principal):

STATE OF [ ]	) )	ss.:
COUNTY OF [ ]	)
     On the ___ day of                     , 201___before me, the undersigned, a Notary Public in and for said State, personally appeared                                                                                                                                                                         , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed above and acknowledged to me that he executed the within instrument in his capacity as                                                                                                                                                                         and that by his signature on the instrument, the person upon behalf of which the individual acted, executed the instrument.
     IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

Notary Public
     My Commission expires

EXHIBIT L
EXISTING INDEBTEDNESS*
PHH Corporation
Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of January 6, 2006 as amended through the Fourth Amendment, dated as of June 25, 2010, among PHH Parent, as Borrower, PHH Vehicle Management Services Inc., as Canadian Subsidiary Borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, the lenders from time to time party thereto and others, as further amended from time to time.
Senior Notes due 2013
Indenture dated as of November 6, 2000 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.
Supplemental Indenture No. 1 dated as of November 6, 2000 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.
Supplemental Indenture No. 2 dated as of January 30, 2001 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.
Supplemental Indenture No. 3 dated as of May 30, 2002 between PHH Corporation and The Bank of New York Mellon (formerly known as The Bank of New York, as successor in interest to Bank One Trust Company, N.A.), as Trustee.
Convertible Notes due 2012
Indenture dated as of April 2, 2008, by and between PHH Corporation and The Bank of New York, as Trustee.
Convertible Notes due 2014
Indenture dated as of September 29, 2009, by and between PHH Corporation and The Bank of New York Mellon, as Trustee.
Chesapeake Funding, LLC
Amended and Restated Base Indenture dated as of December 17, 2008 among Chesapeake Finance Holdings LLC, as Issuer, and JP Morgan Chase Bank, N.A., as Indenture Trustee.
Series 2009-1 Indenture Supplement, dated as of June 9, 2009, among Chesapeake Funding LLC, as issuer, and The Bank of New York Mellon, as indenture trustee.

L-1

Series 2009-2 Indenture Supplement, dated as of September 11, 2009, among Chesapeake Funding LLC, as issuer, and The Bank of New York Mellon, as indenture trustee.
Series 2009-3 Indenture Supplement, dated as of November 18, 2009, among Chesapeake Funding LLC, as issuer, and The Bank of New York Mellon, as indenture trustee.
Series 2009-4 Indenture Supplement, dated as of December 18, 2009, among Chesapeake Funding LLC, as issuer, and The Bank of New York Mellon, as indenture trustee.
Series 2010-1 Indenture Supplement dated as of December 17, 2008, among Chesapeake Funding, LLC as issuer, PHH Vehicles Management Services, LLC, a wholly-owned subsidiary of the Company, as administrator, JPMorgan Chase Bank N.A. as administrative agent, certain non-conduit purchasers, certain CP conduit purchaser groups, funding agents for the CP conduit purchaser groups and certain Class B Note Purchasers
PHH Mortgage Corporation
Second Amended and Restated Master Repurchase Agreement, dated as of June 25, 2010, between PHH Mortgage Corporation, as seller, and The Royal Bank of Scotland plc, as buyer and agent
Master Repurchase Agreement, dated May 26, 2010, by and among PHH Mortgage Corporation, as seller, PHH Corporation, as guarantor, and Credit Suisse First Boston Mortgage Capital, LLC, as buyer
Letter Agreement dated February 9, 2010 constituting Amendment No. 7 of the Master Agreement and Contract (No. MP04311) between PHH Mortgage Corporation and Fannie Mae (“Service Advance Early Reimbursement Mechanics”)
Sooner Than Pooled Agreement dated March 12, 2009 between PHH Mortgage Corporation and Fannie Mae
As Soon As Pooled Plus Agreement dated January 8, 2008 between PHH Mortgage Corporation and Fannie Mae
Second Amendment dated May 30, 2010 to the Credit Agreement dated December 17, 2008 between PHH Mortgage Corporation and Manufacturers and Traders Trust Company as amended

*	As of the Revolver Fourth Amendment Effective Date, the Material Subsidiaries of PHH Parent are: PHH Mortgage Corporation, Atrium Insurance Corporation, D. L. Peterson Trust, Chesapeake Funding, LLC, Chesapeake Finance Holdings, LLC, and PHH Vehicle Management Services, LLC (d/b/a PHH Arval).

L-2

ANNEX A
SELLER’S DELIVERY INSTRUCTIONS
          (1) In the case of certificated Securities, Purchaser will pick up the Securities upon receipt of notification of issuance from Seller and promptly deliver such Securities in negotiable form to:

          (2) In the case of book-entry Securities, upon receipt by Purchaser of such Securities, Purchaser will wire the Securities to:

Annex A-1

ANNEX B
PURCHASER NOTICES

Name:	Eileen Albus

Address:	Bank of America, N.A. One Bryant Park, 11th floor New York, NY 10036

Telephone:	646-855-0946

Telecopy:	646-651-4512

Email:	eileen.albus@baml.com
SELLER NOTICES

Name:	Mark Johnson

Address:	PHH Mortgage Corporation 1 Mortgage Way Mt. Laurel, New Jersey 08054

Telephone:	856-917-0176

Telecopy:	856-917-6910

Email:	mark.johnson@phhmail.com
with copy to:

Name:	General Counsel

Address:	PHH Mortgage Corporation 1 Mortgage Way Mt. Laurel, New Jersey 08054

Telephone:

Telecopy:	856-917-7295

Email:	legalnotice@phhmail.com

Annex B-1

with copy to:

Name:	E. Lee Smith, Esq.

Address:	Sonnenschein Nath & Rosenthal LLP Two World Financial Center New York, NY 10281

Telephone:	212-768-6938

Telecopy:	212-768-6800

Email:	elsmith@sonnenschein.com

Annex B-2